UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Magellan Health, Inc.

(Name of Registrant as Specified In Its Charter)
n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

MAGELLAN HEALTH, INC.
4801 E. Washington Street
Phoenix, Arizona 85034
MagellanHealth.com
April 29, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 annual meeting of stockholders of Magellan Health, Inc., to be held on Wednesday, June 17, 2020 at 7:30 a.m., Central Time, at Five Cowboys Way, Suite 300, Frisco, Texas 75034. In light of the continuing coronavirus outbreak, the company will continue to assess the feasibility and the advisability of holding the meeting in traditional physical format at the specified time. It is possible that the meeting could be postponed, or it could be converted from a physical format into a hybrid or fully electronic format. If so, the company will issue a press release and send a notice to you of that fact.
This year, nine (9) directors are nominated for election to our board of directors. At the meeting, stockholders will be asked to: (i) elect nine (9) directors to serve until our 2021 annual meeting; (ii) approve in an advisory vote the compensation of our named executive officers; (iii) determine in an advisory vote whether to hold a stockholder vote to approve the compensation of our named executive officers every one, two or three years; (iv) ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal year 2020; and (v) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The accompanying proxy statement provides a detailed description of these proposals. We urge you to read the accompanying materials so that you may be informed about the business to be addressed at the annual meeting.
It is important that your shares be represented at the annual meeting. Accordingly, we ask you, whether or not you plan to attend the annual meeting, to complete, sign and date a proxy and submit it to us promptly or to otherwise vote in accordance with the instructions on your proxy card or other notice. If you received notice of how to access the proxy materials over the Internet, a proxy card and voting instruction card were not sent to you, but you may vote over the Internet or by email. If you received a proxy card and other proxy materials by mail, you may submit your proxy card or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy card or voting instruction card in the enclosed envelope. If you attend the meeting, you may vote in person, even if you have previously submitted your proxy. However, if you hold your shares in a brokerage account (“street name”), you will need to obtain a proxy form from the institution that holds your shares reflecting your stock ownership as of the record date, to be able to vote by ballot at the meeting.
IF YOU PLAN TO ATTEND THE MEETING:
Registration and seating will begin at 7:00 a.m. Stockholders and their guests will be asked to sign-in and may be asked to present a valid picture identification. Stockholders holding stock in street name will need to obtain a proxy form from their broker or other institution that holds their shares to evidence their stock ownership as of the record date.
Sincerely,
Kenneth J. Fasola
Chief Executive Officer

MAGELLAN HEALTH, INC.
4801 E. Washington Street
Phoenix, AZ 85034
MagellanHealth.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	7:30 a.m., Central Time, on Wednesday, June 17, 2020
PLACE:	Five Cowboys Way, Suite 300, Frisco, Texas 75034
PURPOSE:	(1) To elect nine (9) members of the board of directors to serve until our 2021 annual meeting;
(2) To approve in an advisory vote the compensation of our named executive officers;
(3) To determine in an advisory vote whether to hold a stockholder vote to approve the compensation of our named executive officers every one, two or three years;
(4) To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year 2020; and
(5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
RECORD DATE:	You can vote if you were a stockholder of record at the close of business on April 20, 2020.
PROXY VOTING:	It is important that you vote your shares. You can vote your shares by completing and returning the proxy card sent to you, or by following the online voting instructions. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2020: On or about April 29, 2020, we mailed to our stockholders either (i) a copy of the proxy statement and proxy card and a 2019 Annual Report, or (ii) a Notice of Internet Availability of Proxy Materials, which indicates how to access the proxy materials on the Internet. We believe furnishing the proxy materials to our stockholders on the Internet provides our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the distribution process.
David Haddock Secretary
Phoenix, Arizona
April 29, 2020

i

ii

MAGELLAN HEALTH, INC.
4801 E. Washington Street
Phoenix, Arizona 85034
PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD JUNE 17, 2020
INTRODUCTION
This proxy statement is being furnished to stockholders of Magellan Health, Inc., a Delaware corporation (the “company” or “we” or “us”), in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held on Wednesday, June 17, 2020, at 7:30 a.m., Central Time, at Five Cowboys Way, Suite 300, Frisco, Texas 75034, and any adjournment or postponement thereof. This proxy statement is dated April 29, 2020, and is first being distributed to stockholders along with the related form of proxy on or about April 29, 2020.
ABOUT THE MEETING
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We are distributing our proxy materials to certain stockholders via the Internet under the “Notice and Access” approach permitted by SEC rules. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On April 29, 2020, we mailed to our stockholders either (i) a copy of the proxy statement and proxy card and a 2019 Annual Report, or (ii) a “Notice of Internet Availability of Proxy Materials” containing instructions on how to access the proxy materials on the Internet.
If you received a Notice of Internet Availability of Proxy Materials (an “Availability Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request one. The Availability Notice will tell you how to access and review the proxy materials on the Internet at https://www.astproxyportal.com/ast/25120/. The Availability Notice also tells you how to access your proxy card to vote on the Internet. If you received an Availability Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions on the Availability Notice for doing so.
What is the purpose of the annual meeting?
At the annual meeting, stockholders will be asked to consider and vote upon four proposals: (i) to elect nine (9) directors to serve until the 2021 annual meeting (“Proposal Number One”); (ii) to approve in an advisory vote the compensation of our named executive officers (“Proposal Number Two”); (iii) to determine in an advisory vote whether to hold a stockholder vote to approve the compensation of our named executive officers every one, two or three years (“Proposal Number Three”) and (iv) to ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year 2020 (“Proposal Number Four”). In addition, management will respond to your questions.
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on April 20, 2020, the date our board of directors has fixed as the record date for determining holders of outstanding shares of our Common Stock, par value $.01 per share (“shares” or “common stock”), who are entitled to notice of and to vote at the annual meeting, are entitled to vote at the meeting.
What constitutes a quorum and why is one required?
The presence at the meeting, in person or by proxy, of stockholders representing a majority of the votes which all stockholders are entitled to cast on the election of directors or any other matter on the record date, will constitute a quorum. A quorum is the minimum number of shares required by law to be present or represented by proxy at the annual meeting for any action to be taken at the annual meeting. As of April 20, 2020, the approximate number of holders of record of our common stock was 225 and 24,969,030 shares of our common stock were issued and outstanding. The presence, in person or by proxy, of the holders of common stock representing at least 12,484,516 votes is required to establish a quorum.
Under our by-laws, proxies that withhold authority in the vote on directors or abstain on other matters and broker non-votes are counted for purposes of determining the number of shares represented at the meeting. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner of the shares, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote. Under stock exchange rules and rules of the U.S. Securities and Exchange Commission (the “SEC”), brokerage firms holding shares on behalf of their clients do not have the authority to vote on discretionary matters, including Proposals Number One, Two and Three.
A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum at the meeting.
How do I vote?
Registered stockholders: There are three ways you can cast your vote:
•
Vote on the Internet at www.voteproxy.com using the control number provided to you by 11:59 p.m. Eastern Time on June 16, 2020;

•
If you received a proxy card, complete and properly sign, date and return it in the postage paid envelop provided. If voting by mail, please allow sufficient time for the postal service to deliver your proxy card before the annual meeting; or

•
Attend the annual meeting and deliver your completed proxy card or complete a ballot in person. Please note, however, that, due to the coronavirus outbreak, we may postpone or change the format of the meeting from a physical format to a hybrid or a fully electronic format, in which case you may not be able to attend the meeting in-person and may only be able to attend electronically. If the meeting is held either partly or wholly electronically, then you will be able to vote by attending electronically.

Beneficial (“in street name”) stockholders: There are four ways you can cast your vote:
•
Vote on the Internet at www.proxyvote.com using the instructions provided to you in the Availability Notice by 11:59 p.m. Eastern Time on June 16, 2020;

•
Vote by touch-tone telephone at 1-800-690-6903 using the control number provided to you by 11:59 p.m. Eastern Time on June 16, 2020;

•
Complete and properly sign, date and return a voting instruction form from the institution holding your shares. Please allow sufficient time for your instructions to be received by the institution before the annual meeting; or

•
Obtain a legal proxy from the institution holding your shares to vote in person at the annual meeting, following the instructions set forth in the Availability Notice. Please note, however, that, due to the coronavirus outbreak, we may postpone or change the format of the meeting from a physical format to a hybrid or a fully electronic format, in which case you may not be able to attend the meeting in-person and may only be able to attend electronically. If the meeting is held either partly or wholly electronically, then you will be able to vote by attending electronically.

Unless your proxy specifies otherwise, proxies will be voted (a) FOR the election of the nominated directors in Proposal Number One; (b) FOR approval of the compensation of our named executive officers in Proposal Number Two; (c) to hold an advisory vote on our named executive officer compensation every year in Proposal Number Three; and (d) FOR the ratification of Ernst & Young LLP as our independent auditor for the fiscal year 2020 in Proposal Number Four. We expect that our current executive officers and members of our board of directors will vote their shares (representing approximately 14.1% of the shares of common stock issued and outstanding as of April 20, 2020, as calculated according to SEC rules) in favor of election of the director nominees in Proposal Number One, in favor of approval of our executive compensation in Proposal Number Two, in favor of holding an advisory vote on our named executive officer compensation every year in Proposal Number Three, and in favor of ratification of our auditors for the fiscal year 2020 in Proposal Number Four, as presented in this proxy statement.
We may decide to hold the meeting in hybrid physical/electronic or fully-electronic format, due to coronavirus concerns. See “What effect might the COVID-19 (coronavirus) outbreak have on the annual meeting?” below.
Can I change my vote?
Any stockholder who has given a proxy has the power to revoke that proxy at any time before it is voted by either: (i) filing a written revocation of the proxy or filing a duly executed proxy bearing a later date, by mail or other delivery method and received before the annual meeting, with David Haddock our Secretary, at Magellan Health, Inc., 4801 E. Washington Street, Phoenix, Arizona 85034; or (ii) appearing at the annual meeting and voting in person (if possible). Attendance at the annual meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the annual meeting will be by ballot.
What vote is required to approve each proposal?
You have the right to vote “FOR” or “WITHHOLD AUTHORITY” for each director nominee in Proposal Number One, “FOR” or “AGAINST” Proposals Number Two and Four, and for “EVERY YEAR,” “EVERY 2 YEARS” or “EVERY 3 YEARS” in Proposal Number Three, or to “ABSTAIN” from voting on any of the proposals. The following table summarizes the vote required for approval regarding the director elections and each other proposal, as well as the board’s voting recommendation:
Proposal Number	Proposal	Board Recommendation	Affirmative Vote Required For Approval	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
1	Elect as directors nine (9) nominees to serve until the 2021 annual meeting	FOR each Nominee	Majority of votes cast(1)	No	None(2)	None(2)
2	Cast an advisory vote to approve our executive compensation	FOR	Majority of votes present and entitled to vote	No	None(3)	Against(4)
3	Cast an advisory vote on the frequency of our stockholder vote to approve our executive compensation	EVERY YEAR	Plurality of votes present and entitled to vote(5)	No	None(3)	None(3)
4	Ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal year 2020	FOR	Majority of votes present and entitled to vote	Yes	None(3)	Against(4)

(1)
Under applicable law, the affirmative vote of a plurality of the votes of shares that are present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors is required to elect the directors. However, the company’s board has adopted a majority voting policy for directors. Under this policy, in an uncontested election, if a director nominee receives a greater number of votes to WITHHOLD AUTHORITY compared to votes FOR the director, then the nominee must tender his or her resignation. The board will then either accept or reject the resignation. See the question below entitled, “What is the Effect of Broker Non-Votes, Withholding Authority and Abstentions?”

(2)
In the vote on the election of directors, abstentions and unvoted shares (including broker non-votes) will not be taken into account. See the question below entitled, “What is the Effect of Broker Non-Votes, Withholding Authority and Abstentions?”

(3)
Broker non-votes are not considered to be shares entitled to vote on the matter.

(4)
Abstentions are considered to be shares entitled to vote on the matter. As a result, abstentions will have the same effect as votes against the proposal. See the question below entitled, “What is the Effect of Broker Non-Votes, Withholding Authority and Abstentions?”

(5)
The vote on the frequency of the stockholder vote to approve our executive compensation is advisory, and the time period receiving the most votes of those cast is considered the alternative which is endorsed by the stockholders. See “Proposal Number Three — Advisory Vote on the Frequency of Stockholder Votes on Executive Compensation.”

What is the effect of broker non-votes, withholding authority and abstentions?
Stock exchange and SEC rules govern how shares held in brokerage accounts are voted on several types of matters. If you hold shares through a brokerage firm and you do not direct the broker on how to vote your shares on Proposal Number One (election of directors), Proposal Number Two (compensation of named executive officers), or Proposal Number Three (frequency of stockholder vote on named executive officer compensation), your brokerage firm cannot vote them for you and, as a result, your shares will remain unvoted. Therefore, it is very important that you direct the vote of your shares on all items, especially the election of directors, by completing and submitting a proxy through one of the means described under “How do I vote?” above. Such broker non-votes are not considered to be entitled to vote, so they will not be counted either for or against those proposals.
Whether you hold your shares through a broker or registered in your own name or in any other manner, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to that nominee, and will have no effect on the determination whether that nominee received a plurality of the votes. It will, however, have the effect of a vote against the director under our majority voting policy for directors. See “Corporate Governance―Majority Voting Policy” below.
A proposal on which the stockholder abstains from voting will have the same effect as a vote against that proposal (except Proposal Number Three, which is advisory in nature and includes several alternatives), as the shares are considered to be entitled to vote but will not count toward the majority vote needed to approve the proposal. See “Corporate Governance — Majority Voting Policy” below.
We will file with the SEC a Current Report on Form 8-K reporting the results of the voting after the meeting.
What effect might the COVID-19 (coronavirus) outbreak have on the annual meeting?
Following the date of this proxy statement, the company intends to continue to assess the feasibility and the advisability of holding a physical annual meeting at the time and place set forth above and in the attached Notice of Annual Meeting of Stockholders. It is possible that government health department guidance or rules, or common-sense concerns based on available health information, about holding public gatherings like the meeting could lead the company to postpone the date of the meeting or to convert the meeting from a physical format into a hybrid or a fully electronic format. If the company decides to postpone the meeting or convert the format from a physical meeting, the company will issue a press release and send a notice to stockholders of that fact promptly after making that determination. If the meeting is converted to a hybrid or a fully electronic meeting format, stockholders will have the same opportunities by electronic means to pose questions to management and our auditors, to vote and to otherwise participate as if the meeting were held in a physical format. In order to facilitate electronic participation and validate your shareholdings in such an event, you should carefully retain the stockholder control numbers that appear in the original mailing of proxy materials to you.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Who are the largest owners of your stock?
The following table sets forth certain information as of April 20, 2020 (except as otherwise noted) with respect to any person known by the company to be the beneficial owner of more than 5% of the outstanding shares of our common stock:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class 1(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,470,513	13.9
The Vanguard Group, Inc.(3) 100 Vanguard Boulevard Malvern, PA 19355	2,370,739	9.5
Starboard Value LP(4) 777 Third Avenue, 18th Floor New York, NY 10017	2,369,100	9.5
Dimensional Fund Advisors LP(5) Building One 6300 Bee Cave Road Austin, TX 78746	2,046,722	8.2

(1)
The information regarding the beneficial ownership of common stock by each named entity is included in reliance on its reports filed with the SEC, except that the percentage of common stock beneficially owned is based upon the company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and on 24,969,030 shares of common stock issued and outstanding as of 4/20/20.

(2)
Based on information set forth in Amendment No. 12 to Schedule 13G filed on 02/03/20. BlackRock, Inc. is the parent holding company of the following investment adviser subsidiaries which exercise investment control over accounts that hold company shares: BlackRock Fund Advisors, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Canada Limited, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management (Australia) Limited, BlackRock Life Limited, BlackRock (Netherlands) B.V. and BlackRock Japan Co., Ltd. Of such subsidiaries, BlackRock Fund Advisors itself owns greater than 5% of the outstanding common stock. The above figure represents sole dispositive power; BlackRock, Inc. also holds sole voting power over 3,413,031 shares.

(3)
Based on information set forth in Amendment No. 10 to Schedule 13G filed on 02/10/20. The Vanguard Group, Inc. is the investment manager of collective trust accounts which hold company shares. Includes shares held by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., each a wholly-owned subsidiary which is an investment manager. The above figure includes 2,334,983 shares over which Vanguard holds sole disposition power and 35,750 shares over which Vanguard holds sole voting power.

(4)
Based on information set forth in Schedule 13D Amendment No. 2 filed on 03/29/19. Starboard Value LP is an investment manager for Starboard Value and Opportunity Master Fund Ltd., Starboard Value and Opportunity C LP, Starboard Value and Opportunity Master Fund L LP, Starboard Value L LP, Starboard Value R LP, and the manager of Starboard Value and Opportunity S LLC, Starboard Value GP LLC, Starboard Principal Co. LP and Starboard Principal Co. GP LLC are control persons of Starboard Value LP is deemed to own the shares held by it. Jeffrey C. Smith and Peter A. Feld are also control persons of Starboard Value LP. The above figure represents shares over which Starboard Value LP has sole voting and sole dipositive power.

(5)
Based on information set forth in Amendment No. 5 to Schedule 13G filed on 02/12/20. Dimensional Fund Advisors LP is a registered investment adviser which advises four registered investment companies and certain other commingled funds, group trusts and separate accounts which beneficially own the above shares. The above figure represents sole dispositive power. Dimensional Fund Advisors LP holds sole voting power over 2,006,972 shares.

How much stock do your executive officers and directors own?
The following table sets forth information regarding the beneficial ownership of our common stock as of April 20, 2020 (except as otherwise noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; and (iii) all directors and executive officers (including those listed under “Executive Officers” below) as a group.
Name of Beneficial Owner	Amount and Nature of Beneficiary Ownership(1)(2)	Percent of Class(3)
Steven J. Shulman	24,540	*
Swati Abbott	3,936	*
Michael S. Diament	38,365	*
Peter A. Feld(4)	2,371,887	9.5
Perry G. Fine, M.D	12,707	*
G. Scott MacKenzie	7,683	*
William J. McBride	38,365	*
Leslie V. Norwalk	2,787	*
Guy P. Sansone	5,062	*
Kenneth J. Fasola	—	—
Jonathan N. Rubin	204,542	*
Mostafa Kamal	57,748	*
Daniel N. Gregoire(5)	57,946	*
Caskie Lewis-Clapper	96,942	*
Barry Smith(6)	740,525	2.9
Mural R. Josephson	―—	—
Christopher J. Chen, M.D	―—	―—
All directors and executive officers as a group (19 persons)	3,663,035	14.1

*
Less than 1.0% of total outstanding.

(1)
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by the directors and executive officers.

(2)
Includes as beneficially owned stock options held by such individuals which are exercisable or vest within 60 days of 4/20/2020, in accordance with SEC Rule 13d-3(d)(1). The above ownership figures include the following stock options:

Name of Option Holder	Options Held
Steven J. Shulman	—
Swati Abbott	—
Michael S. Diament	—
Peter A. Feld	—
Perry G. Fine, M.D	—
G. Scott MacKenzie	—
William J. McBride	—
Leslie V. Norwalk	—
Guy P. Sansone	—
Kenneth J. Fasola	—
Jonathan N. Rubin	167,576
Mostafa Kamal	50,590
Daniel N. Gregoire	55,923
Caskie Lewis-Clapper	72,755
Barry Smith	720,701
Mural R. Josephson	―—
Christopher J. Chen, M.D	―—
All directors and executive officers as a group	1,067,545

(3)
The percentage of common stock beneficially owned is based upon 24,969,030 shares of common stock issued and outstanding as of the above date, plus those shares considered outstanding under SEC Rule 13d-3(d)(1), as detailed in Note 2 for each holder or group of holders.

(4)
Includes as shares held by affiliated entities 1,619,353 shares held by Starboard Value and Opportunity Master Fund, Ltd., 228,603 shares held by Starboard Value and Opportunity S LLC, 130,301 shares held by Starboard Value and Opportunity C LP, 85,229 shares held by Starboard Value and Opportunity Master Fund L LP, 130,301 shares held by Starboard Value R LP and 215,530 shares held by Starboard Value R GP, LLC. Mr. Feld disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)
Mr. Gregoire ceased serving as an executive officer on 12/31/19.

(6)
Mr. Smith ceased serving as an executive officer on 11/14/19.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Those persons are required by the SEC to furnish us with copies of all Section 16(a) reports that they file.
Based on our review of the copies of such reports, or written representations from certain reporting persons that no reports on Form 3, 4 or 5 were required for those persons, we believe that all reports required by Section 16(a) to be filed by our current executive officers, directors and greater than 10% stockholders during 2019 were filed on a timely basis.

CORPORATE GOVERNANCE AND RELATED MATTERS
Corporate Governance Highlights

      We are committed to meeting high standards of corporate governance, business conduct and ethical behavior in operating our business. To this end, we have adopted the following governance practices:
•
Director Independence — All of our directors, other than Mr. Fasola, our CEO, are independent.

•
CEO and Chairman Roles Separated — We have separated the role of our CEO, Mr. Fasola, from the role of our chairman, Mr. Shulman.

•
Annual Director Elections — Our directors are now all subject to election each year. We formerly had a classified board with three classes of directors, only one of which was subject to election in any year, but we proposed and then implemented a plan to declassify our board.

•
Nominating/Corporate Governance Committee — We have formed a committee of our board of directors to review and implement corporate governance policies and practices.

•
Majority Voting Policy — We have adopted a policy which requires any director who does not obtain a majority vote of the stockholders to submit his or her resignation for consideration by our Nominating/Corporate Governance Committee.

•
Stock Ownership Guidelines — Our directors are required to maintain a share ownership position equal to at least five times their annual retainer. Our executive officers are also required to maintain specified share ownership levels, including five times his base salary for our CEO.

•
Independent Compensation Consultant — We annually consult with a nationally-recognized independent consultant to provide us with comparable company and other compensation information supporting our executive compensation decisions.

•
Clawback Policy — We have adopted a clawback compensation recovery policy which applies in the event of a material financial restatement, and our incentive compensation plans include forfeiture and clawback provisions for conduct injurious to the company.

•
Absence of Rights Plan — We do not have a stockholder rights plan, commonly known as a “poison pill.”

•
Ethics Codes — We have adopted codes of ethics for our directors and for our senior executive officers and a code of conduct which covers all of our employees.

•
Anti-Hedging and Pledging Policy — Our equity plans and our stock trading policy prohibit recipients of equity awards from engaging in hedging transaction or from pledging equity securities as collateral for a loan.

•
Double-Trigger Change of Control Benefits — Our change of control payments to our executives are payable only if they are terminated without cause or terminate their employment for good reason in connection with a change of control, commonly known as a “double-trigger” arrangement.

General
The business and affairs of the company are managed under the direction of the board of directors. The size of the board is currently fixed at ten (10) directors but will be reduced to nine (9) directors effective as of the closing of the meeting. Prior to March 28, 2019, the board consisted of nine (9) directors, and on that date four (4) additional directors were appointed to the board under the terms of an agreement (the “Starboard Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”). Following the 2019 annual meeting, the size of the board was reduced to ten (10) directors under the terms of the Starboard Agreement. See “Proposal Number One — Election of Directors — Starboard Agreement.”

The company has no obligation under the Starboard Agreement regarding who is nominated for election as a director at the 2020 annual meeting.
Our board was previously divided into three classes of directors, only one class of which was subject to election every year. Following approval of our declassification proposal in 2017, we implemented a declassification plan, and all of the directors are subject to annual election for the first time in 2020.
Several provisions of the company’s by-laws and the policies adopted by the board are designed to promote effective and independent governance of the company. Under the by-laws, the board is required to present to the stockholders nominees for election as director and to take other corporate actions to cause the composition of the board, and in particular its Audit and Management Compensation Committees, to meet all applicable independence requirements. As described under “Director Independence” below, the listing standards of the NASDAQ Global Market (“NASDAQ”) require the company’s board to be comprised of a majority of independent directors. Additional independence requirements under NASDAQ and SEC rules apply to the composition of the Audit and Management Compensation Committees, all of which are met by the members of those committees. Our board also has a Nominating/Corporate Governance Committee to identify and recommend individuals to the board for nomination as members of the board and to review corporate governance principles which apply to the company.
In July 2019 we separated the role of our chief executive officer from the role of our chairman, when Steven J. Shulman was elected chairman. Mr. Shulman is considered independent from management. Under our by-laws, if our chief executive officer also serves as our chairman, we are required to appoint a lead director to fulfill various leadership functions on behalf of our non-employee directors. Since our chairman and chief executive officer positions are now held by different persons and our chairman is considered independent, we currently do not have a lead director. The board has also adopted corporate governance guidelines which address several issues with how the board functions; these guidelines are posted on the Investor Relations — Corporate Governance section of our website at MagellanHealth.com.
Management of Risk
The board believes that risk management oversight forms an integral part of formulating and carrying out its business strategy and plans for the company. Several risk management functions are assigned in the first instance to the Audit Committee, which oversees the company’s internal audit function, the engagement of independent auditors, the design and results of the annual independent audit, the assessment of internal financial and other controls, and the risk management function of the company’s legal and compliance staffs. However, the full board regularly considers risk management issues during its normal decision-making processes. In addition, the Management Compensation Committee considers the risks arising out of the company’s compensation policies and practices. The Compliance and Quality Assurance Committee, which was formed in February 2020, assesses the risks of healthcare regulations and other legal compliance issues.
The Audit Committee oversees an enterprise-wide risk management process which is coordinated by the company’s internal auditors and includes the identification and evaluation of risks through interviews with key members of management. The Audit Committee is charged under its charter with reviewing the effectiveness of the company’s processes for assessing and managing significant risks and reviewing the steps that management has taken to minimize those risks. It considers and reviews with management, the company’s independent auditors and the head of the company’s internal audit function, the effectiveness of or weaknesses in the company’s internal controls, including information systems and security, the overall control environment and accounting and financial controls. It reviews, with the head of the company’s internal audit function (independent of other members of senior management) and the independent auditors, the coordination of their audit efforts to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts and the effective use of audit resources. The Audit Committee also regularly reviews risk management matters with the company’s general counsel.
Committees of the Board of Directors
The board of directors currently has four committees: an Audit Committee, a Compliance and Quality Assurance Committee, a Management Compensation Committee and a Nominating/Corporate Governance

Committee, each of which is comprised solely of independent directors. The Compliance and Quality Assurance Committee was established in February 2020 and a Strategic Committee was formed in March 2019 and discontinued in March 2020.
The following shows the current membership of our committees:
	Audit	Compliance	Management Compensation	Nominating/ Corporate Governance
Steven J. Shulman				M
Swati Abbott		M		C
Michael S. Diament	C*#		M
Peter A. Feld			M
Perry G. Fine, M.D.	M#
G. Scott MacKenzie			C
William J. McBride				M
Leslie V. Norwalk		C	M
Guy P. Sansone	M#	M
No. of Meetings in 2019†	4		6	2

C
Chairperson

M
Member

*
Audit committee financial expert, under SEC rules, and has financial sophistication under NASDAQ listing standards

#
All members of the Audit Committee are financially literate.

†
All of the incumbent directors attended at least 75% of the aggregate number of meetings of the full board and the above-listed committees that met during 2019. All of the then-incumbent directors attended the 2019 annual meeting, except that Dr. Agwunobi and Messrs. Broshy and Simas did not attend because they retired from the board at that time. The full board of directors held 17 meetings in 2019.

Audit Committee.   The primary function of the Audit Committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the company’s financial statements, the other financial information that is provided to our stockholders, our periodic financial reports filed with the SEC, our system of internal controls, and the audit process. The Audit Committee has a written charter adopted by the board of directors which is available in the Investor Relations — Corporate Governance section of our website at MagellanHealth.com. The Audit Committee has the power to conduct or authorize investigations into any matter within the scope of its responsibilities and has unrestricted access to management, the company’s internal audit staff and current and former independent auditors and attorneys. The Audit Committee is responsible for selecting and engaging the independent auditors and the head of the company’s internal audit functions, reviewing the scope and approach of the annual audit with the independent auditors, and pre-approving any audit and non-audit services to be performed by the independent auditors. The Audit Committee is also required to review and approve the company’s “whistle blower” policies and procedures for employees to report fraud, accounting irregularities or other wrongdoing. It is authorized to retain independent counsel, accountants and others to assist it at the company’s expense.
The members of the Audit Committee are appointed annually by the board, and the Audit Committee must be composed of at least three directors, one of whom is appointed chairperson. The committee is required to meet at least four times per year, or more frequently as circumstances dictate, and in practice meets quarterly to review financial results prior to their public release.
Compliance and Quality Assurance Committee.   The Compliance and Quality Assurance Committee was formed in February 2020 and is responsible for assisting the board in fulfilling its oversight responsibilities related to the company’s compliance and quality programs. This includes overseeing the company’s policies, procedures and practices designed to ensure compliance with the company’s Code of Conduct and quality plans, as well as its compliance with applicable law, regulations and accreditation standards. The committee’s oversight responsibility is not intended to extend to compliance with laws, regulations and practices related to internal accounting controls, financial accounting, audits, SEC reporting and related matters that fall within the scope of the Audit Committee. The Compliance and Quality Assurance Committee is required to meet as often as it determines necessary or advisable but not less than two times per year.
Management Compensation Committee.   The Management Compensation Committee is responsible for overseeing our management compensation philosophies, policies, programs and practices. It has a written charter adopted by the board of directors which is available in the Investor Relations — Corporate Governance section of our website at MagellanHealth.com. The committee establishes our general compensation philosophy and oversees the development and implementation of compensation programs. It also reviews and approves the means used for applying corporate goals and setting performance objectives to be used in determining the compensation of our chief executive officer, other executive officers and other members of senior management. The committee also reviews and approves the compensation of the chief executive officer and the other executive officers designated in this proxy statement as Named Executive Officers.
Nominating/Corporate Governance Committee.   The Nominating/Corporate Governance Committee oversees the company’s ongoing efforts to ensure high standards of corporate governance, reviews and makes recommendations to the board concerning governance issues, and identifies and recommends individuals to the board for nomination as members of the board and its committees. In nominating candidates, the committee takes into consideration the factors that it deems appropriate, including those described in the Nominating/Corporate Governance Committee Charter, which is available in the Investor Relations — Corporate Governance section of our website at MagellanHealth.com. As provided in the company’s by-laws, candidates for election to the board may also be nominated by stockholders who meet certain requirements. The process which the Nominating/Corporate Governance Committee follows in selecting nominees is described under “Process for Selecting Nominees to the Board” below.
The Nominating/Corporate Governance Committee is also responsible for considering whether to accept the resignation of any director whose election or reelection does not receive a majority vote under our majority voting policy for directors. See “Majority Voting Policy” below.
Directors’ Compensation
The following table sets forth, for the year ended December 31, 2019, the compensation paid by the company to its non-executive directors. The company does not pay any compensation in their capacity as directors to any directors who are also executive officers of the company. During 2019, Mr. Fasola and Mr. Smith each served as an executive officer and director.
Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
	($)	($)	($)
Steven J. Shulman	132,091	1,587,155	1,719,246
Swati Abbott	100,000	150,052	250,052
Michael S. Diament	136,250	150,052	286,302
Peter A. Feld	95,139	187,132	282,271
Perry G. Fine, M.D	95,000	150,052	245,052
G. Scott MacKenzie	121,250	150,052	271,302
William J. McBride	120,000(3)	150,052	270,052
Leslie V. Norwalk	68,500	187,132	255,632
Guy P. Sansone	72,306	187,132	259,438
John O. Agwunobi, M.D	47,500	―	47,500
Eran Broshy	55,000	―	55,000
Matthew J. Simas	22,500	―	22,500

(1)
Messrs. Feld, Sansone and Shulman and Ms. Norwalk were appointed to the board on March 28, 2019 and Dr. Agwunobi and Messrs. Broshy and Simas retired from the board on 6/21/19.

(2)
The amounts shown in this column represent the grant date fair values of restricted share awards calculated in accordance with FASB ASC Topic 718 on the basis of the number of shares awarded (2,251 for each of the directors) multiplied by the closing price of the company’s stock on the day of the award, 6/21/19 ($66.66). These figures differ from the $150,000 values of stock awards contemplated by company policy due to rounding to the nearest whole share. In addition, Ms. Norwalk and Messrs. Feld, Sansone and Shulman received awards of 536 shares each, multiplied by the closing price on the date of the award, 5/1/19 ($69.18), as a pro-rated award for their service earlier in 2019, following their appointment to the board on 3/28/19. Mr. Shulman also received an award of 21,753 shares, multiplied by the closing price on the date of the award, 8/26/19 ($64.36), in respect of his service as chairman. Each of these restricted shares remained held by each director as of December 31, 2019.

(3)
Mr. McBride served as lead director prior to the election of Mr. Shulman as chairman in July 2019.

Annual Board Fees.   For their services to the company in 2019, the individuals who served as members of the board of directors during the year received fees according to the schedule below. No compensation was paid to those members who also served as employees of the company.
Type of Fee	Committee	2019 Fee
		($)
Annual Retainer – all non-employee directors	N/A	80,000
Committee Chair	Audit	35,000
	Management Compensation	30,000
	Nominating/Corporate Governance	30,000
	Strategic	8,750
Committee Member	Audit	15,000
	Management Compensation	10,000
	Nominating/Corporate Governance	10,000
	Strategic	3,750
Lead Director	N/A	30,000
Equity Compensation.   For their services in 2019, independent directors serving as of the date of the 2019 annual meeting received awards of restricted shares under the 2016 Management Incentive Plan (“2016 MIP”) with an aggregate fair market value at that time equal to $150,000, as measured by the closing price of the company’s stock on that date. On May 1, 2019, several directors who were newly-appointed to the board received pro-rated awards of restricted shares to compensate them for their service prior to the date of the 2019 annual meeting. The restricted shares awarded on the date of the 2019 annual meeting vest after a one-year restriction, and the pro-rated awards made earlier in 2019 vested on the date of the 2019 annual meeting. In addition, Mr. Shulman received an award with a value equal to $1,400,000 on August 26, 2019 in connection with his service as chairman of the board. This amount was awarded to Mr. Shulman in recognition of his pending duties around conducting a new CEO search, his service on the Strategic Committee, examining strategic options for the company and generally his service as chairman during a time of change for the company.
Under the Company’s Director Share Ownership Policy, non-employee directors are required to maintain a minimum share ownership position equal in value to five times the annual retainer fee applicable to board members generally. For 2019, this annual retainer fee was $80,000, and directors were required to hold shares with an aggregate fair market value equal to no less than $400,000. In order to meet this requirement, directors are permitted to accumulate shares over time through regular grants as described above. However, directors are not allowed to sell any shares unless they will retain share ownership with an aggregate fair market value equal to or greater than the required amount.
Currently, all non-employee directors meet this requirement except Ms. Abbott, who was elected as a director for the first time in 2018, and Messrs. Feld and Sansone and Ms. Norwalk, who were appointed as directors for the first time in 2019, and are phasing into this requirement. Those directors who are also executive officers are subject to a separate equity ownership policy which is described below under “Executive Compensation — Compensation Discussion and Analysis — Equity Ownership Policy.”

Process for Selecting Nominees to the Board
The Nominating/Corporate Governance Committee is responsible for identifying, evaluating and recommending to the board and stockholders candidates for election as directors. The board has adopted a set of Corporate Governance Guidelines and a Policy for Selecting Nominees for Election as Directors, which are available in the Investor Relations — Corporate Governance section of the company’s website at MagellanHealth.com. Stockholders may participate in the nomination of directors by two methods: by recommending individual nominees for consideration for selection as nominees by the board of directors or by directly nominating individuals to be voted on by stockholders. For further information on the nomination of directors directly by stockholders, see “Direct Stockholder Nominations” below. The Nominating/Corporate Governance Committee will evaluate and make recommendations to the board regarding individuals properly presented by stockholders as candidates for nomination by the board.
In general, no specific search effort must be completed to fill a director position, but the Nominating Committee may in its discretion conduct a search. In the case of a vacancy in a director position, the committee recommends to the board an individual to fill that vacancy either through appointment by the board or through election by the stockholders at the next annual meeting. The Policy for Selecting Nominees for Election as Directors provides that the committee may take into consideration the factors that it considers appropriate. The factors listed in the policy include the candidate’s ability to complement the skills of the other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the company; the candidate’s personal qualities and characteristics; accomplishments and reputation in the business community; the candidate’s current knowledge and contacts in the communities in which the company does business and in the company’s industry; the candidate’s experience with businesses and other organizations of comparable size; the candidate’s ability and willingness to commit adequate time to board and committee matters; and diversity of viewpoints, background, experience and other demographics. The Nominating/Corporate Governance Committee has maintained diversity in business experience and viewpoints among board members by selecting individuals as nominees who have backgrounds in and outside of the managed healthcare industry and the pharmacy benefit management industry and in finance, accounting and government.
The Nominating/Corporate Governance Committee may consider candidates proposed by management, but it is not required to do so. The committee conducts appropriate inquiries into the background and qualifications of possible candidates. With respect to incumbent directors, the Nominating/Corporate Governance Committee reviews the director’s overall service to the company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any circumstances that have presented or are expected to present a conflict of interest with the company.
Members of the Nominating/Corporate Governance Committee exclude themselves from any committee discussion or action on their own nomination.
The Nominating/Corporate Governance Committee also develops and recommends to the board standards to be applied in making determinations as to the absence of any material relationship between the company and a director and as to a director being otherwise considered independent under the NASDAQ rules.
The Nominating/Corporate Governance Committee also identifies board members qualified to fill vacancies on any committee of the board (including the Nominating/Corporate Governance Committee) and recommends the appointment of members to fill those vacancies. In nominating a candidate for committee membership, the Nominating/Corporate Governance Committee takes into consideration the factors set forth in the charter of the committee, if any, and any other factors it deems appropriate.
During 2019, prior to the 2019 annual meeting, the board appointed as new directors Messrs. Feld, Sansone and Shulman and Ms. Norwalk under the terms of the March 28, 2019 agreement negotiated with Starboard Value LP. Those directors were also nominated for election under the terms of that agreement and were elected at the 2019 annual meeting. See “Starboard Agreement” below.
Stockholder Recommendations
Stockholders who wish to recommend an individual for consideration by the Nominating/Corporate Governance Committee as a prospective nominee for election to the board may do so by writing to our corporate secretary at 4801 E. Washington Street, Phoenix, Arizona 85034, with whatever supporting material the stockholder considers appropriate. All such stockholder-recommended candidates should satisfy the following criteria established by the Nominating/Corporate Governance Committee for its nominees for board membership:
•
The candidate should be an individual of accomplishment in his or her career.

•
The candidate should be able in carrying out his or her responsibilities as a director to make independent business judgments in an analytical manner and should exhibit practical wisdom and mature judgment.

•
The candidate should possess the highest personal and professional ethics, integrity and values, and should be committed to promoting the long-term interests of the company’s stockholders, free of any relationship that may on a regular basis create a conflict of interest between his or her directorial role and personal or associative interests.

•
The candidate should have expertise and experience in an area pertinent to the company’s business, and have the time to and, by personality, be capable of, effectively providing advice and guidance to management of the company based on that expertise and experience.

In order for stockholder-recommended candidates to be considered in an orderly manner, generally, names and other supporting materials should be submitted not later than six months prior to the anniversary of the mailing date of the company’s most recent past annual meeting proxy statement, which will be October 29, 2020 for the 2021 annual meeting. Materials in support of a stockholder- recommended candidate should include:
•
All information about the candidate that is required to be disclosed in solicitations of proxies for election of directors or otherwise required under Regulation 14A under the Exchange Act, including a written consent to being named in the board’s proxy statement as a nominee and to serving as a director if elected.

•
An indication of whether the candidate qualifies as “independent” under the NASDAQ listing standards, including the additional requirements relating to service on the Audit Committee.

•
The name and address of the recommending stockholder, as they appear on the company’s books, and of any beneficial owner on whose behalf the recommendation is made.

•
The class and number of shares of the company’s stock that are beneficially owned and held of record by such stockholder or beneficially owned by such beneficial owner.

•
Information regarding whether the recommending stockholder, beneficial owner or candidate or their affiliates have any plans or proposals for the company, including for any extraordinary transaction.

•
Whether the recommending stockholder, beneficial owner or candidate seeks to use the nomination to redress personal claims or grievances against the company or to further personal interests or special interests not shared by stockholders at large.

Direct Stockholder Nominations
In order to provide for the orderly consideration by stockholders of all nominees to be presented for election as directors by vote of the stockholders, our by-laws require that certain advance notice be given to the company of a nomination made by a stockholder. No stockholder nomination will be considered if the stockholder has not provided the requisite notice for presentation of a nominee to be voted on at the upcoming annual meeting. To nominate an individual to be voted on for election as a director at a future stockholder meeting, notice of the nomination must be given in writing to our corporate secretary at 4801 E. Washington Street, Phoenix, Arizona 85034 by a stockholder entitled to notice of and to vote at the meeting. To be effective, the nomination must be received not later than 90 days prior to the anniversary date of the previous year’s annual meeting, provided that if the date of the annual meeting is more than 30 days before or after the anniversary date of the previous annual meeting, the nomination must be received within 15 days after the public announcement by the company of the date of the annual meeting. The nomination must contain the following information to the extent known by the stockholder:

•
The name, age, business address, and residence address of the proposed nominee(s) and of the notifying stockholder.

•
The principal occupation of the proposed nominee.

•
A representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

•
The class and total number of shares of capital stock and other company securities that are beneficially owned by the notifying stockholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying stockholder or the proposed nominee, the manner of beneficial ownership.

•
A description of all arrangements or understandings between the notifying stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the notifying stockholder.

•
Such other information regarding the nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the SEC pursuant to Regulation 14A under the Exchange Act had the nominee been nominated by the board.

•
The consent of the nominee to serve as a director of the company if so elected.

The company may request any proposed nominee to furnish such other information as may reasonably be required by the company to determine the qualifications of the proposed nominee to serve as a director of the company, including information bearing on the proposed nominee’s independence under relevant rules and factors. Within 15 days after receipt by the secretary of a stockholder notice of nomination, the board must instruct the secretary to advise the notifying stockholder of any deficiencies in the notice. The notifying stockholder must cure the deficiencies within 15 days of receipt of such notice. Nominations that are not in compliance with the by-laws will not be given effect.
Majority Voting Policy
Our Corporate Governance Guidelines include a policy providing for majority voting for directors. This policy states that, in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such nominee (a “majority withheld vote”) and no successor has been elected at the meeting, the director nominee must tender his or her resignation following certification of the stockholder vote.
In such an event, the Nominating/Corporate Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the majority withheld vote, if known, and make a recommendation to the full board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The committee in making its recommendation, and the board in making its decision, may consider any factors or other information that they consider appropriate and relevant, including but not limited to:
•
the stated reasons, if any, why stockholders withheld their votes;

•
possible alternatives for curing the underlying cause of the withheld votes;

•
the director’s tenure, qualifications and record;

•
the director’s expected future contributions to the company; and

•
the overall composition of the board, including independence, skills, diversity and other factors.

The board is required to act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Then the board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation. If the board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board, in its sole discretion, may fill any resulting vacancy in accordance with our by-laws. If a director’s resignation is not accepted by the board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal.

A director who tenders his or her resignation under this policy will not participate in the Nominating/ Corporate Governance Committee recommendation or board action regarding whether to accept the resignation.
Through this policy the board seeks to be accountable to all stockholders and to respect the rights of stockholders to express their views through their vote for directors. However, the board also considers it important to have sufficient flexibility to make sound decisions based on the relevant circumstances in the event of a majority withheld vote.
Director Independence
NASDAQ listing standards require that a majority of the company’s board of directors qualify as independent directors. Under NASDAQ rules, no director qualifies as independent unless the director is not an officer or employee of the company and was not employed by the company during the preceding three years, and the board determines that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
For various corporate governance purposes, including the composition of the Nominating/ Corporate Governance Committee and the Management Compensation Committee, we have separately adopted a standard for determining when a director is independent which is identical to the NASDAQ standard. This standard is set forth below. In addition, the charters of the committees of the board contain additional considerations which bear on a determination whether their members are independent for purposes of service on those committees.
Our Nominating/Corporate Governance Committee as one of its key functions periodically monitors and reviews the independence status of the directors. At its meeting held on February 25, 2020, the committee reported to the full board on its review of director independence regarding the directors serving on that date. The committee reported to the full board on April 23, 2020 regarding the independence of the new nominees. As part of receiving the committee report, the board reviewed and considered transactions and relationships between each incumbent director and each nominee or any member of his or her immediate family and the company and its subsidiaries. With respect to the new directors appointed under the March 28, 2019 Starboard Agreement, the board on that date considered their independence status and whether they or any family member had any transactions and/or relationships with the company and its subsidiaries. With respect to the directors serving as of March 28, 2019, the Nominating/Corporate Governance Committee met on February 26, 2019 to review their independence status. The purpose of these reviews was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. In making these determinations, the board applied the following NASDAQ standards, in addition to considering any other relevant facts and circumstances:
•
A director who is, or at any time during the past three years was, employed by the company, is not considered independent.

•
A director who accepted, or who has a family member who accepted, any payments from the company in excess of $120,000 during any period of twelve consecutive months within the three preceding years, except compensation for board or committee service, compensation paid to a family member who is an employee (other than an executive officer) of the company, and benefits under a tax-qualified retirement plan or non-discretionary compensation, is not considered independent.

•
A director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer, is not considered independent.

•
A director who is, or who has a family member who is, a partner in, or a controlling stockholder or any executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising from investments in the company’s securities and payments under non-discretionary charitable contribution matching programs, is not considered independent.

•
A director who is, or who has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company served on the compensation committee of such other entity, is not considered independent.

•
A director who is, or who has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years, is not considered independent.

The NASDAQ standards impose additional independence and qualification standards on the members of our Audit and Management Compensation Committees. Under these standards, each committee member, in addition to meeting the definition of independence applicable to all non-employee directors, is prohibited from accepting directly or indirectly any consulting, advisory or other compensatory fee from the company or from being an affiliated person of the company or any subsidiary or affiliate of any subsidiary of the company, and must not have participated in the preparation of the company’s financial statements at any time during the past three years.
Under the standards set forth above, the board determined that all of its members, including each of the members of our existing Audit Committee, Compliance and Quality Assurance Committee, Management Compensation Committee and Nominating/Corporate Governance Committee, and all of the new nominees, are independent as of the date of this proxy statement.
Compensation Committee Interlocks and Insider Participation
The Management Compensation Committee during 2019 consisted of Scott MacKenzie (chair), Michael Diament, Peter A. Feld (joined March 28, 2019), Leslie V. Norwalk (joined March 28, 2019) and Matthew Simas (left June 21, 2019).
None of the members of the Management Compensation Committee was an officer or employee of the company during 2019 or was formerly an officer of the company. None of the company’s executive officers serves as a member of the compensation committee (or other board committee performing equivalent functions) of another entity that has one or more executive officers who serves on the company’s board or on the Management Compensation Committee, and none of the company’s executive officers serves as a director of another entity one of whose executive officers serves on the Management Compensation Committee.
Review of Related Person Transactions
The board has adopted a Related Person Transaction Policy, the purpose of which is to address the reporting, review and approval or ratification of transactions with related persons. The company generally seeks to avoid related person transactions because they can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to be, based on considerations other than the company’s best interests. However, the company recognizes that, in some circumstances, transactions between the company and related persons may be incidental to the normal course of business or provide an opportunity that is in the best interests of the company, or that is not inconsistent with the best interests of the company and where it is not efficient to pursue an alternative transaction. A copy of the policy is available in the Investor Relations — Corporate Governance section of our website at MagellanHealth.com. The policy applies to the following persons:
•
each director and executive officer of the company;

•
any nominee for election as a director of the company;

•
any security holder who is known to the company to own of record or beneficially more than five percent of any class of the company’s voting securities; and

•
any immediate family member of any of the above persons.

For purposes of the policy, a related person transaction means any transaction or arrangement or series of transactions or arrangements in which the company participates (whether or not the company is a party) and a related person has a direct or indirect interest that is material to the related person. A related person’s interest in a transaction or arrangement will be presumed material to that person unless it is clearly incidental in nature or has been determined in accordance with the policy to be immaterial in nature such that further review is not warranted.

Under the policy, a director, nominee for director or executive officer who intends to enter into a related person transaction must disclose all material facts with respect to the transaction to the Audit Committee. Also, any officer or employee who intends to cause the company to enter into any related person transaction must disclose all material facts with respect to the transaction to his or her superior, who is responsible for reporting that information to the Audit Committee. As part of disclosing the material facts with respect to the transaction, the person proposing the transaction must provide specific details about his or her interest in the transaction, a description of the connection that person has with the transaction, the business justification for the transaction and other specific details. The Audit Committee must then review the related person transaction and approve the transaction before the transaction will be given effect.
In approving or ratifying a related person transaction, the Audit Committee will consider whether the transaction is in, or is not inconsistent with, the best interests of the company, including the following factors:
•
the position within or the relationship of the related person with the company;

•
the materiality of the transaction to the related person and the company;

•
the business purpose for and reasonableness of the transaction, taken in the context of alternatives available to the company;

•
whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the company offers generally to persons who are not related;

•
whether the transaction is in the ordinary course of the company’s business and was proposed and considered in the ordinary course of business; and

•
the effect of the transaction on the company’s business and operations.

Codes of Ethics
The board has adopted a Code of Ethics for Directors, covering directors only, and a Code of Ethics for Covered Officers, covering senior executives and individuals reporting directly to the chief executive officer and finance department employees at a vice president level or above. In addition, the company has adopted a Code of Conduct covering all employees.
The Code of Ethics for Directors deals with conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws, insider trading and personal loans to executive officers and directors. The Code of Ethics for Covered Officers deals with good faith and fair dealing in all negotiations and transactions, actual and apparent conflicts of interest, responsible use and protection of company assets, disclosures filed with the SEC or otherwise communicated to the public, compliance with laws, prompt reporting of violations of the code of ethics and other applicable policies, and accountability with respect to compliance with the code of ethics.
The Code of Conduct, among other things, contains a whistleblower policy that sets forth steps an employee should take if he or she has a question about a legal or ethical issue related to his or her job or the company, and prohibits retribution against any person raising an issue.
The company will provide to any person without charge, upon request, copies of its Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct for all employees. Any such request should be made in writing to the Investor Relations Department, Magellan Health, Inc., 4801 E. Washington Street, Phoenix, Arizona 85034. The Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct are also available in the Investor Relations — Corporate Governance section of our website at MagellanHealth.com. The company intends to disclose any future material amendments to the provisions of the codes of ethics and material waivers from such codes of ethics, if any, made with respect to any of its directors and executive officers on its website.
Disclosure Controls and Procedures
We have adopted disclosure controls and procedures that are designed to ensure that all public disclosures are accurate, complete and timely. We have also created a disclosure committee, which is responsible for ensuring our compliance with the disclosure controls and procedures and for the evaluation of those procedures. If you become aware that our public disclosures are not accurate, complete or timely, or become aware of a transaction or development you believe may require disclosure, you should report the matter as soon as practicable to our corporate secretary at 4801 E. Washington Street, Phoenix, Arizona 85034.
Communications with Directors and Management
We have several communications channels established for employees, stockholders and other interested parties to communicate with our management and/or our board of directors or committees thereof.
Member and Provider Communications:   Our members and providers have specific mechanisms for contacting us regarding such matters as benefits, claims or other administrative matters. Member and provider contact information is available on our website at MagellanHealth.com. Although our employees and members of management address most of these matters, significant issues are brought to the attention of senior management and, in certain cases, the board of directors.
Investor Relations:   We maintain an investor relations department that is responsible for communicating with current or prospective stockholders and addressing any issues raised by them. The contact information for our investor relations department is as follows:
Email:
ir@MagellanHealth.com

Post Office Address:
Investor Relations Department
Magellan Health, Inc.
4801 E. Washington Street
Phoenix, Arizona 85034

Telephone:
(877) 645-6464

Board of Directors:   Stockholders and others may also communicate with our board of directors through the chairman of the board, Mr. Shulman, as follows:
Email:
chairman@MagellanHealth.com

Post Office Address:
Communications with Chairman
c/o Magellan Health, Inc.
4801 E. Washington Street
Phoenix, Arizona 85034

All communications to the chairman of the board will be treated confidentially. Communications should clearly identify the issue being raised, the name of the party initiating the communication and contact information for potential follow-up.
These communications will initially be received by a designee of the chairman who will log, track and summarize the matters raised in the communication. After consideration of the communication by the chairman, he may direct that such communications be presented to the full board of directors, one or more board committees or management and may direct that matters raised in the communications be investigated by outside advisors or counsel or by management.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS
Our Nominating/Corporate Governance Committee has nominated nine (9) directors for election at the meeting. Our certificate of incorporation previously provided for a board of directors divided into three groups, each with a staggered three-year term of office, an arrangement known as a “classified board.” At our 2017 annual meeting, the stockholders approved our proposal to declassify our board and to make our directors subject to annual election. This declassification was phased-in between 2018 and 2020. Currently all of our directors are subject to annual election.
The size of the board is currently set at ten (10) directors: Steven J. Shulman, Swati Abbott, Michael S. Diament, Kenneth J. Fasola, Peter A. Feld, Perry G. Fine, M.D., G. Scott MacKenzie, William J. McBride, Leslie V. Norwalk and Guy P. Sansone. The terms of office of each of those directors expires at the 2020 annual meeting, and Steven J. Shulman, Swati Abbott, Kenneth J. Fasola, Peter A. Feld, G. Scott MacKenzie, Leslie V. Norwalk and Guy P. Sansone are nominated for reelection at the meeting. Michael S. Diament, Perry G. Fine, M.D. and William J. McBride will retire from the board immediately prior to the meeting, and Mural R. Josephson and Christopher J. Chen, M.D. are nominated for election for the first time at the meeting. The size of the board will be reduced to nine (9) directors effective as of the close of the meeting.
Proxies in the accompanying form, if properly signed and notarized, will be voted FOR the election of Steven J. Shulman, Swati Abbott, Kenneth J. Fasola, Peter A. Feld, G. Scott MacKenzie, Leslie V. Norwalk, Guy P. Sansone, Mural R. Josephson and Christopher J. Chen, M.D. as directors unless marked WITHHOLD AUTHORITY. Each nominee has indicated his or her willingness to serve on the board, if elected, and the board of directors has no reason to believe that any nominee will decline or be unable to serve as a director. However, if a nominee will be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the board of directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” THE NOMINEES IN PROPOSAL NUMBER ONE
Certain Information Regarding Our Directors
The following table lists the age and committee memberships as of the date of this proxy statement of each director. A description of each director’s business experience during the past five years is set forth in the next section, entitled “Directors” below.
NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2021
Name	Age	Committee Membership	Director Since	Independent?
Steven J. Shulman	68	Chairman; Nominating/Corporate Governance	2019	Yes
Swati Abbott	56	Nominating/Corporate Governance (Chair); Compliance	2018	Yes
Kenneth J. Fasola	60	N/A; CEO	2019	No
Peter A. Feld	41	Management Compensation	2019	Yes
G. Scott MacKenzie	56	Management Compensation (Chair)	2016	Yes
Leslie V. Norwalk	54	Compliance (Chair); Management Compensation	2019	Yes
Guy P. Sansone	55	Audit; Compliance	2019	Yes
Mural R. Josephson	71	N/A; Nominee	N/A	Yes
Christopher J. Chen, M.D.	43	N/A; Nominee	N/A	Yes

Directors
The company’s by-laws require a majority of directors to be independent in accordance with NASDAQ’s listing standards. Upon the recommendation and with the assistance of the Nominating/ Corporate Governance Committee, the board of directors has determined that, except for Mr. Fasola, who is the company’s chief executive officer, all directors who are currently serving are independent, as that term is defined by the NASDAQ listing standards. For a discussion of these independence standards see “Corporate Governance and Related Matters — Director Independence” above.
Steven J. Shulman was first elected to the board in his current stint in 2019. He serves as the managing partner at Shulman Family Ventures, Inc., a healthcare private equity firm. He previously served as an operating partner at Water Street Healthcare Partners, LLC, a healthcare- focused private equity firm, from 2008 until March 2015; and Tower Three Partners LLC, from 2008 until 2013. From 2002 to 2008, Mr. Shulman served as chairman and chief executive officer of Magellan Health Services, Inc. (n/k/a Magellan Health, Inc.), where he spearheaded its turnaround and restructuring following bankruptcy. Mr. Shulman previously served as chairman and chief executive officer of Internet Healthcare Group, LLC and as chairman, president and chief executive officer of Prudential Healthcare, Inc., a healthcare insurer. Prior to that, Mr. Shulman served in senior executive positions at Value Health, Inc. (NYSE:VH), a specialty managed care company he founded and took public. Mr. Shulman currently serves as chairman of both Quartet Health, Inc., a healthcare technology company which connects primary care and mental health providers; and CareCentrix, Inc., a post-acute managed care company. He also serves as a director of several other privately-held companies, including VillageMD, a national provider of primary care; Facet, a medical device company; Pager, Inc., a mobile healthcare technology company; and Healthmap, an online resource using informal sources for disease outbreak monitoring and surveillance of public health threats. Mr. Shulman was appointed to the board in March 2019 and elected for the first time at the 2019 annual meeting, and is nominated for re-election due to his extensive expertise in the healthcare industry, and as the former chairman and chief executive officer of the company.
Swati Abbott was first elected to the board in 2018. She currently serves as the president and chief executive officer of Health Intelligence Company LLC, doing business as Blue Health Intelligence, a healthcare data and analytics company, a post that she has held since 2011. Prior to joining Blue Health Intelligence, Ms. Abbott served as the president of MEDai, Inc., an industry leader in predictive analytics which was acquired by Reed Elsevier in 2008. She also served as managing director for the Medical Management Strategic Business Unit at ViPS. She currently serves on the board of directors of The Ensign Group, Inc. (NASDAQ: ENSG), a publicly-held assisted living, skilled nursing and rehabilitation care company. Ms. Abbott is nominated for re-election as a director due to her knowledge and experience in healthcare data analytics and managed care generally.
Kenneth J. Fasola was first appointed to the board on November 14, 2019 pursuant to the terms of his employment agreement and is subject to election for the first time at the 2020 annual meeting. Mr. Fasola previously served as chief growth officer of ancillary and individual health services at United Healthcare from January to November 2019. Prior to that position, he served as chairman, president and chief executive officer of HealthMarkets, Inc., one of the largest health insurance agencies in the US and a subsidiary of UnitedHealth Group, from September 2010 through January 2019. He is nominated for election as a director for the first time at the annual meeting because he also serves as the chief executive officer of the company.
Peter A. Feld was first elected to the board in 2019. He serves as a managing member and head of research of Starboard Value LP, a New York-based investment adviser, a position he has held since April 2011. From November 2008 to April 2011, Mr. Feld served as a managing director of Ramius LLC and a portfolio manager of Ramius Value and Opportunity Master Fund Ltd. Mr. Feld currently serves as a member of the board of directors of AECOM (NYSE: ACM), a multinational engineering firm, Norton LifeLock Inc., formerly Symantec Corporation (NASDAQ:NLOK), a cybersecurity software and services company. Mr. Feld previously served on the boards of directors of several public companies during the last five years, including Marvell Technology Group Ltd. (NASDAQ:MRVL); The Brink’s Company (NYSE:BCO); Insperity, Inc. (NYSE:NSP); and Darden Restaurants, Inc. (NYSE:DRI). Mr. Feld was appointed to the board in March 2019 and elected for the first time at the 2019 annual meeting, and is nominated for re-election due to his knowledge of the capital markets, corporate finance, and public company governance practices, together with his significant public company board experience.

G. Scott MacKenzie was first appointed to the board in November 2016 and was nominated for election for the first time at the annual meeting in 2017. He currently serves as the chief executive officer of RevSpring, a leading provider of consumer engagement, billing and payment solutions. He previously served as the chief executive officer of M*Modal, Inc., a privately held clinical documentation technology and services company, a position which he held from 2014 to 2019. He also served as the president of Experian Health from 2013 to 2014 and as chief executive officer of Passport Health Communications from 2009 to 2014. Mr. MacKenzie serves on the board of directors of MedHost, Inc., a privately-held healthcare information technology company. Mr. MacKenzie is nominated for re-election as a director due to his experience with healthcare technology and in the healthcare industry generally.
Leslie V. Norwalk, Esq. was first elected to the board in 2019. She serves as strategic counsel to Epstein Becker Green, P.C., a law firm with a focus on healthcare and life science. Additionally, since 2008, Ms. Norwalk has served as an advisor to several private equity firms. From 2006 to 2007, she was the acting administrator of the Centers for Medicare & Medicaid Services, where she managed the operations of federal health care programs, including Medicare and Medicaid. From 2002 to 2005, she was the agency’s deputy administrator. She also previously served in the George H.W. Bush Administration in the White House Office of Presidential Personnel and the Office of the US Trade Representative. Currently, Ms. Norwalk serves on the boards of directors of Neurocrine Biosciences Company (NASDAQ: NBIX), a biopharmaceutical company, Arvinas, Inc. (NASDAQ: ARVN), a clinical-stage biopharmaceutical company, Providence Service Corporation (NASDAQ; PRSC), a social services corporation; and NuVasive, Inc. (NASDAQ: NUVA), a medical device company. Within the past five years, Ms. Norwalk served on the board of Volcano Corporation (formerly NASDAQ: VOLC), a medical device company, until its acquisition by Royal Philips NV; Press Ganey Associates, Inc. (formerly NASDAQ: PGND), a health care company known for developing and distributing patient satisfaction surveys; and Endologix, Inc. (NASDAQ: ELGX), a developer and marketer of innovative treatments for aortic disorders. Ms. Norwalk was appointed to the board in March 2019 and elected at the 2019 annual meeting, and is nominated for re-election due to her knowledge of, and experience with, the healthcare industry and government regulations.
Guy P. Sansone was first elected to the board in 2019. He is currently self-employed and most recently served as a managing director at Alvarez & Marsal in New York, a financial advisory and consulting firm notable for its work in turnaround management and performance improvement, where he served as chairman of the firm’s Healthcare Industry Group before retiring in January 2020. Mr. Sansone also serves on the board of directors of Brookdale Senior Living (NYSE: BKD), an owner and operator of senior living and retirement communities. He previously served on the board of directors of HealthPRO Heritage, a leading national provider of therapy management and consulting services; and Carisk, a privately-held company which specializes in complex care management for complicated workers compensation claims. He also previously served as a director of Civitas Solutions, Inc. (NYSE: CIVI) until its acquisition by Celtic Intermediate Corp. in March 2019. From November 2014 through December 2016, Mr. Sansone served as the interim chief executive officer of the Visiting Nurse Service of New York, the largest post-acute home-based services provider in New York State. He also served as interim president of Life Cell Corporation and as chief restructuring officer of Erickson Retirement Communities (n/k/a Erickson Living). From 2009 to 2010, Mr. Sansone was the chief implementation officer to the Saint Barnabas Health Care System (n/k/a Saint Barnabas Medical Center, an affiliate of RWJBarnabas Health), one of New Jersey’s largest integrated health care delivery systems. Mr. Sansone was appointed to the board in March 2019 and elected for the first time at the 2019 annual meeting and is nominated for re-election due to his more than 26 years of experience working as an adviser, investor and senior manager in the healthcare industry.
Mural R. Josephson, CPA is nominated for election to the board for the first time at the 2020 annual meeting. He is a Registered Certified Public Accountant in Illinois. Mr. Josephson retired from Kemper Insurance Companies in 2002. At Kemper, he held key management positions, including senior vice president and chief financial officer and senior vice president of finance. Prior to joining Kemper, he held several senior level positions at KPMG, including 19 years as an audit partner. Mr. Josephson from 2007 until recently served on the board of directors of Argo Group International Holdings, Ltd (NYSE:ARGO), an international underwriter of specialty insurance and reinsurance products in the property and casualty market, where he served on the audit committee as an audit committee financial expert, and retired from the board in April 2020. He also recently served on the board of directors and served as chair of the audit committee at HealthMarkets, Inc., one of the largest health insurance agencies in the US and a subsidiary of

UnitedHealth Group, from 2007 to 2019. He is nominated for election for the first time as a director due to his financial sophistication and his experience in the insurance industry, and he is expected to serve on the company’s Audit Committee.
Christopher J. Chen, MD is nominated for election to the board for the first time at the 2020 annual meeting. Dr. Chen currently serves as the chief executive officer of ChenMed LLC, a physician-led, family-oriented primary care organization which he founded which is built on a full-risk model serving seniors in 40 cities and municipalities across eight states. He is a clinically trained physician who is board certified in several specialty areas centered around primary care and cardiology and is licensed to practice medicine in several states. Dr. Chen is nominated for election for the first time as a director due to his clinical medical background and his experience as a healthcare entrepreneur.
Starboard Agreement
On December 13, 2018, Starboard Value LP and certain of its affiliates (collectively, “Starboard”) announced that they had acquired beneficial ownership of approximately 9.8% of the company’s outstanding stock. On February 22, 2019, Starboard notified the company and announced its intention to nominate six director candidates for election at the 2019 annual meeting in opposition to the company’s director candidates. On March 28, 2019, the company entered into an agreement with Starboard regarding, among other things, the membership and composition of the board and committees thereof (the “Starboard Agreement”). Under the terms of the Starboard Agreement, the company appointed Messrs. Shulman, Feld and Sansone and Ms. Norwalk to serve on the board and agreed to nominate them for election to the board at the 2019 annual meeting. Each of these individuals was elected by the stockholders at the 2019 annual meeting. The Starboard Agreement also provided that, effective immediately following the election of directors at the annual meeting, the size of the board would be decreased from 13 to 10 directors. In connection with the reduction in the size of the board, then-incumbent directors John O. Agwunobi, M.D., Eran Broshy and Matthew J. Simas, retired from the board on June 21, 2019, the date of the 2019 annual meeting.
Under the terms of the Starboard Agreement, the board formed a Strategic Committee for the purpose of exploring strategic alternatives for the company, with the goal of creating value for the company’s stockholders, and appointed Messrs. Shulman, Feld, Diament and MacKenzie to that committee, with Mr. Feld serving as its chairman. The board also appointed Mr. Sansone to the Audit Committee, Ms. Norwalk and Mr. Feld to the Management Compensation Committee and Mr. Shulman to the Nominating/Corporate Governance Committee. The Strategic Committee was discontinued in March 2020.
The company has no obligation under the Starboard Agreement regarding who is nominated for election as a director at the 2020 annual meeting or what committees the board should establish or maintain.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2019 Highlights

Business Results
•
During 2019, our revenues decreased by 2%, from $7.3 billion to $7.2 billion.

•
Segment profit increased by 11% from $228 million in 2018 to $253 million in 2019.

•
Adjusted net income increased by 49%, from $62 million in 2018 to $92 million in 2019.

Key Developments and Initiatives
•
In July 2019, Barry M. Smith, our chairman and chief executive officer, notified the board of directors that he intended to retire. The board engaged a search firm to conduct a comprehensive search for a new CEO. Steven J. Shulman, who currently serves as a director, was elected chairman of the board.

•
In November 2019, the board appointed Kenneth J. Fasola as the new chief executive officer of Magellan Health, Inc. to succeed Barry M. Smith.

•
In December 2019, the board appointed James Murray as president and chief operating officer of Magellan Health, Inc.

Executive Compensation Program
•
The annualized 2020 target total compensation for our new chief executive officer, Kenneth Fasola, will be 83% performance-oriented based on annual and long-term incentives.

•
Our annual bonus pool funding for 2019 was based 70% on our segment profit performance and 30% on performance against strategic objectives tied to growth, operating efficiency and leader engagement.

•
Annual bonus targets for our NEOs ranged between 65% and 150% of their base salary amounts, and the annual bonus payouts for 2019 ranged between 77.3% and 93.3% of those targets.

•
As part of our long-term equity incentive program, we granted performance-based restricted stock units (“PSUs”) that are earned based on our total shareholder return over a three-year performance period relative to a group of peer companies. For our grants made in 2019, PSUs made up 50% of the targeted award value of our Named Executive Officers’ equity compensation. Our PSU awards which were made in 2016 were settled in 2019 at 78% of the target numbers of shares and those which were made in 2017 were settled in 2020 at 64% of the target numbers of shares.

Executive Compensation Policies and Practices
•
Require double trigger acceleration of vesting of equity awards in the event of a change in control.

•
Regularly monitor share utilization relative to historic standards and versus our industry peers.

•
Conduct competitive benchmarking of compensation with an independent consultant.

•
Maintain robust stock ownership requirements.

•
Conduct an annual assessment of risk in our compensation programs and mitigate any inappropriate risk.

•
Provides for clawbacks in the event of a material financial restatement and for conduct injurious to the company.

•
Prohibits recipients of equity awards from engaging in hedging transactions or pledging equity securities.

Elements of our 2019 Compensation Program
The various elements of our 2019 executive compensation program for our Named Executive Officers (“NEOs”) are described below:
Compensation Element	Objective	Description
Base Salary	Attract and retain high-quality executive talent and provide basic financial security	Based on a number of factors including the executive’s role, individual performance and competitive compensation for similar roles in our industry
Annual Cash Incentive	Motivate executives to achieve annual financial and other operational performance goals that are key to achievement of our business strategy	Based on segment profit results company-wide and by business segment, and performance against strategic objectives tied to growth, operational efficiencies and leader engagement
Long-Term Equity Incentives	Align the long-term interests of executives with those of our stockholders, motivate executives to achieve long-term performance objectives and retain key talent	Based on a combination of 50% PSUs, whose ultimate value is measured based on total shareholder return relative to companies in the S&P Health Care Services Industry Index, and 50% stock options, whose ultimate value depends on creating stockholder value
Deferred Compensation	Provide an opportunity to save and prepare for retirement	Offered through our 401(k) savings plan and our non-qualified deferred compensation program, which includes company and elective contributions
Employee Benefits (Health and Welfare)	Provide protection for executives and their families in the event of death, disability or illness	Offered through our medical, dental and vision plans, as well as supplemental life insurance and supplemental disability insurance

The mix of elements of our executive compensation program, illustrated below, is designed so that a large portion of the target compensation is performance-based (83% for our new CEO in 2020 and 79% on-average for our other NEOs in 2019) and tied to our financial and stock price performance results.
2020 CEO Target Annual Direct Compensation(1)	2019 Average NEO Target Annual Direct Compensation(2)

(1)
Figures are based on the annualized target total compensation for 2020 for our new CEO, who began serving on 11/14/19.

(2)
Figures are based on the simple average of the target figures for Messrs. Rubin, Kamal and Gregoire and Ms. Lewis-Clapper for 2019.

Role of the Management Compensation Committee
The Management Compensation Committee (the “committee”) of our board of directors in 2019 was comprised until March 28, 2019 of three members of the board, and after that date was comprised of four members, all of whom the board determined were independent for purposes of the NASDAQ listing standards. See “Corporate Governance and Related Matters — Director Independence” above. The duties and responsibilities of the committee included:
•
establishment of our general compensation philosophy, and oversight of the development and implementation of compensation programs;

•
review and approval of the means used for applying our corporate goals and our specific company-wide, business unit and individual performance objectives to be used in determining the compensation of our chief executive officer, our other NEOs and other members of senior management;

•
review and approval of the actual compensation awards for our chief executive officer and our other NEOs; and

•
development of recommendations to our board with respect to our various compensation plans and programs and overseeing the activities of the individuals and committees responsible for administering those plans.

In practice, the committee specifically determined the compensation payable to the NEOs and our other executive officers with input from the chief executive officer and the committee’s independent compensation consultants. Our chief executive officer in early 2019, Mr. Smith, did not participate in the committee’s discussions regarding his compensation.
Compensation Consultant
The committee engaged a nationally-recognized independent compensation consulting firm to provide the committee with information supporting compensation decisions with respect to our NEOs, other executive officers and key employees for their compensation in 2019 and 2020. The committee was advised by Frederic W. Cook & Co. (“FW Cook”) on its management compensation plans and programs. FW Cook provided its initial report to the committee in late December 2018 and then provided supplemental advice prior to the hiring of Mr. Fasola, our current chief executive officer. The compensation consultant is engaged directly by the committee, although it periodically interacts with management to gather relevant data, to implement compensation plans and programs and to assist in the preparation of the company’s proxy statement and other public filings. The committee annually reviews the independence status of the compensation consultant under applicable SEC and Nasdaq rules and, for 2019 and 2020, determined that FW Cook had no conflict of interest in its role as compensation consultant to the committee. The committee has sole authority to determine the compensation for and to terminate the compensation consultant’s services. The committee annually instructs the compensation consultant to perform a market analysis and develop competitive market data of comparable companies for all elements of compensation. The compensation consultant also provides advice to the committee on which companies it may consider comparable for these purposes. Based on its market analysis, the compensation consultant formulates a range of values within major elements of compensation, which the committee considers in making its compensation decisions. The compensation consultant does not determine the amount or form of executive and director compensation; its role is limited to providing data and advice to the committee for its consideration.
Our Peer Group and Other Market Data Sources
As a specialty managed healthcare company operating in multiple business segments, we have few similar peer companies with which we directly compete in the marketplace. However, we compete generally in the market for superior healthcare executive talent and seek to structure our incentives and compensation to attract, reward and retain those individuals. As a result, the committee instructed FW Cook in late 2018 to perform a broad multi-industry market analysis and an analysis of publicly-traded healthcare provider, service and pharmacy benefit management companies, to develop competitive market data to support compensation decisions regarding our NEOs and other executive officers. FW Cook provided a supplemental report to the committee in connection with the hiring of Mr. Fasola. FW Cook received and compiled aggregated data from broad-based market surveys in which we participated or were purchased by us. These market surveys contain compensation data for hundreds of companies operating in the healthcare and various other industry sectors of comparable size. FW Cook provided the committee with a proprietary statistical summary of this information, presented in chart form. This summary information consisted of marketplace consensus of 25th percentile, median and 75th percentile amounts for all elements of direct compensation (e.g., base salary, annual incentive, total cash compensation, long-term incentive compensation and total direct compensation) for executive officer positions which were considered comparable to that of each of the company’s NEOs.
FW Cook also reviewed for comparative purposes the public compensation reported by the following companies which operate in lines of business in which our company is engaged, including managed care companies, pharmacy benefit management companies and specialized healthcare services companies with annual revenues ranging from 42% to 734% of our estimated revenues for 2018, ranking at the 41st percentile within this peer group. Consensus figures were developed by weighting the peer group values by 33.3% and the other surveys by 66.7%. FW Cook also provided information to the committee about the peer groups used by Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC in analyzing the company’s executive compensation information, as those firms provide voting guidance to institutional stockholders.
Centene Corp.	Molina Healthcare, Inc.
Diplomat Pharmacy, Inc.	Quest Diagnostics Inc.
Envision Healthcare Holdings, Inc.	Triple-S Management Corp.
Laboratory Corporation of America Holdings	Universal Health Services, Inc.
MEDNAX, Inc.	WellCare Health Plans, Inc.
Mr. Smith’s actual base salary and total cash compensation were below the median of the peer group, and his total long-term compensation and total direct compensation were also below the median of the peer group.
In August 2019, the committee requested that additional companies be considered and added to the group of companies used to evaluate executive compensation that it believed were more appropriate based on revenues and lines of business. As a result, FW Cook used the companies in the table below (the “2019 Peer Group”) to evaluate the competitiveness of Mr. Fasola’s compensation. The 2018 annual revenues of the 2019 Peer Group ranged from 7% to 775% of our revenues for 2018, and the company’s revenues ranked at the 70th percentile within this peer group.
Addus HomeCare Corp.	Molina Healthcare, Inc.
Centene Corp.	Providence Service Corp.
Diplomat Pharmacy, Inc.	Select Medical Holdings Corp.
Encompass Health Corp.	Triple-S Management, Inc.
Health Insurance Innovations, Inc.	Universal Health Services, Inc.
MAXIMUS, Inc.	WellCare Health Plans, Inc.
MEDNAX, Inc.
Compared to the 2019 Peer Group, Mr. Fasola’s base salary was slightly above median, his total cash compensation was slightly below median, and his target total long-term compensation and total direct compensation were also below median, as shown in the following table:
Magellan CEO Target Compensation Compared to Peer Group
		Percentile of Peer Group	Peer Group*
	Target		25th Percentile	Median	75th Percentile
Base Salary	$1,000,000	58	750,000	$995,000	$1,250,000
Total Cash Compensation	$2,000,000	46	1,200,000	$2,250,000	$3,528,000
Total Long-Term Compensation	$4,000,000	43	2,225,000	$5,200,000	$8,997,000
Total Direct Compensation	$6,000,000	33	3,750,000	$7,190,000	$11,972,000

*
Information for the 2019 Peer Group included certain information which was publicly-disclosed in 2019 and relates to service at those companies in 2018.

Mix of Compensation
The committee annually sets target compensation for each of the NEOs which is allocated among a three-part program which includes base salary and benefits, annual bonuses under our Incentive Compensation Plan (“ICP”) and long-term incentive equity awards. In general, base salary and bonus opportunities are determined by an assessment of the degree of impact the individual has over company performance and competitive compensation for similar positions. Bonuses are funded based on segment profit performance company-wide and by business unit and, for 2019, company-wide performance against specified strategic objectives tied to growth, operational efficiencies and leader retention. Long-term incentive equity awards are made by determining a target value representing a percentage of base salary, divided by a per share value yielded by the Black-Scholes model, Monte Carlo simulation or other applicable valuation model appropriate for the type of equity instrument awarded. The committee believes that this three-part program, which is heavily-weighted toward performance-based compensation, and within the performance-based component is heavily-weighted toward long-term equity compensation, incentivizes management to maximize the sustainability of the company’s performance over the long-term and is in the best interests of stockholders.
The charts below demonstrate that the performance-based elements of our executive compensation program, which consist of ICP awards and equity awards, made up the majority of our NEOs’ compensation in 2019.

Targeted and Actual Mix of Compensation for 2019

(1)
Base salary rates used in this graph represent rates which were effective 4/1/19, except in the case of Mr. Fasola, whose base salary rate became effective upon commencement of his employment on 11/14/19.

(2)
Base salary used in this graph represents actual base salary paid during 2019. Mr. Fasola received base salary from the date of the start of his employment on 11/14/19 through 12/31/19. Mr. Fasola was not eligible for an annual incentive award in 2019; however, he did receive a sign-on cash award of $750,000.

(3)
Equity awards are valued at their grant values. The actual realized values of the equity awards will depend on increases in the company’s stock price, in the case of stock options, and the company’s relative total shareholder return over a three-year period as compared to a group of peer companies, in the case of PSUs, and the PSUs are settled based on a percentage of the target award. See “Equity Awards” below. Mr. Fasola’s 2019 equity award was a sign-on equity award made in the form of PSUs and time-vesting RSUs. The realized values of those RSUs will depend on the price of the company’s stock on the annual vesting dates.

Base Salary
The committee determines base salary for each of our NEOs based on several factors, including the following:
•
Evaluation of individual performance;

•
Competitive market data provided through survey and peer group data for comparable roles;

•
Scope, complexity, difficulty and criticality of the individual executive’s role; and

•
Consideration of the need to retain the individual.

The employment agreements we have entered into with each of our NEOs specify an initial amount which is subject to annual review and adjustment. Base salary amounts may also be adjusted when an executive is promoted or assumes additional responsibilities. The following table shows the percent increase and base salary rate for our NEOs effective April 1, 2019 for each of the NEOs other than Mr. Fasola, whose base salary rate is as of November 14, 2019, when he began serving:
2019 Base Salary Rates
Named Executive Officer	2018 Base Salary	Percent Increase	2019 Base Salary
Mr. Fasola	N/A	N/A	$1,000,000
Mr. Rubin	$612,850	3%	$631,236
Mr. Kamal	$535,600	5%	$562,380
Mr. Gregoire	$497,760	3%	$512,693
Ms. Lewis-Clapper	$425,905	3%	$438,682
Mr. Smith	$1,200,000	0%	$1,200,000

In setting Mr. Fasola’s base salary in the negotiations over his hiring in late October 2019, the committee reviewed competitive market rates, including the base salary paid to the 2019 Peer Group, and his experience and expectations for the role, and determined that $1,000,000 was an appropriate base salary. To determine the 2019 adjustments to base salaries for the other NEOs, in early 2019, Mr. Smith completed an analysis of each executive’s current base salary compared to competitive market rates and each executive’s individual performance, and recommended salary increases to the committee based on his analysis. The committee reviewed Mr. Smith’s recommendations for base salary increases for 2019 and adjusted the increases in its discretion. In setting Mr. Smith’s base salary for 2019, the committee considered Mr. Smith’s performance, competitive market rates, including the previous peer group, and determined to maintain his base salary at $1,200,000. Mr. Smith ceased serving as chief executive officer on November 14, 2019, the date when Mr. Fasola began serving as chief executive officer. Based on its review of relevant data, the committee determined that these increases to the NEOs other than Mr. Smith were consistent with market increases at comparable companies and those NEOs’ individual performance.
In determining adjustments to base salary rates payable in 2020, the committee and Mr. Fasola followed the same process outlined above. After considering 2019 performance, competitive market rates and the emphasis on performance-related total compensation, the committee determined to maintain Mr. Fasola’s 2020 annual base salary at $1,000,000. The committee then reviewed Mr. Fasola’s recommendations and decided to increase the base salary rate for Mr. Rubin by 3%, Mr. Kamal by 5% and Ms. Lewis-Clapper by 3% over the rates payable in 2019. Mr. Gregoire retired as an executive officer at the end of 2019.
Annual Bonuses
The NEOs also participate in our ICP, which provides annual incentive cash bonuses and is available to all management-level employees. At the beginning of each year, the committee establishes performance targets and corresponding funding factors for achievement of segment profit, considered on a company-wide basis and at the individual’s specific business segment, and, for 2019, performance against pre-defined strategic objectives. The ICP was funded for 2019 with a 70% weighting based on segment profit targets and a 30% weighting based on achievement of the specified strategic objectives, that were tied to various strategic initiatives undertaken in 2019 that would positively impact segment profit in future years. After the end of the year, the committee reviews the company’s performance in relation to these targets, assesses the recommendations of the chief executive officer, and determines the amount of individual ICP awards for the NEOs for that year. Segment profit is determined based on the following segments of our business: Magellan Healthcare, Magellan Rx Management and overall Magellan Health.
ICP awards are calculated so that the portion tied to segment profit performance has a funding factor that varies from 40% at threshold up to a maximum of 200% of the individual executive’s target award opportunity. If threshold segment profit performance is not attained for the company overall, the committee has discretion to consider whether any awards are paid to any of the NEOs, regardless of which business segment they are measured against, and regardless of performance against the strategic objectives.
Target segment profit performance for 2019 was set at $280 million company-wide, $190.2 million for the Magellan Healthcare business segment and $120.2 million for the Magellan Rx Management business segment, each before adjusting for the ICP target and actual award payouts. The sum of the two business unit segment profit targets does not equal the company-wide segment profit target due to corporate overhead that is not allocated to the business segments.
The strategic objectives were selected to incentivize executives to focus efforts that may not have an immediate impact on segment profit but will in the future. The specified strategic objectives included revenue from the sale of new products, administrative and operational effectiveness measures which included operating expense ratios, quality scores and PBM cost of goods sold, and improvement in leader engagement. The strategic objectives were not assigned an individual weighting and results were not measured formulaically, but were intended to be assessed based on a qualitative review of overall results. The company considers several of those objectives to be proprietary and/or confidential.

The chart below shows performance and payout at threshold, target and maximum performance levels.
	Segment Profit – 70% Weighting			Achievement of Strategic Objectives – 30% Weighting
	Performance as a % of Target	Segment Profit Amount*	Payout as % of Target	Payout as % of Target
Maximum	135%	$378	200%	200%
Target	100%	$280	100%	100%
Threshold	80%	$224	40%	0%

*
Dollars in millions. Segment profit amounts set forth above are before adjusting for the ICP target and actual awards and are based on company-wide results.

Mr. Fasola was not eligible for an ICP award in 2019 based on his hire date of November 14, 2019. Instead of receiving an ICP award for 2019, he received a sign-on cash bonus award on November 29, 2019, in order to replace some of the value of his expected annual bonus award from his previous company. For our prior CEO, Mr. Smith, the ICP provided that his 2019 award would vary, depending on company-wide segment profit and performance against the specified strategic objectives. Under the terms of his employment agreement, Mr. Smith was entitled to the bonus otherwise payable for the year in which he retired.
We define “segment profit” as profit or loss from operations before stock compensation expense, depreciation and amortization, interest expense, interest and other income, changes in fair value of contingent consideration recorded in relation to acquisitions, gain on sale of assets, special charges or benefits, and income taxes. We use segment profit information for internal and external reporting and control purposes and consider it important in making decisions regarding the allocation of capital and other resources, risk assessment and employee compensation, among other matters. Segment profit information referred to in this proxy statement may be considered a non-GAAP financial measure.
The company’s segment profit disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K Annual Report for the fiscal year ended December 31, 2019 differs from the adjusted segment profit amount used for purposes of determining ICP awards because the cost of the ICP awards at target and actual is added back to the original target, which is net of the ICP awards. Further information regarding this measure, including the reasons management considers this information useful to investors, and a reconciliation to the GAAP measures set forth under “Results of Operations,” is included under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Segment Results” and “— Non-GAAP Measures” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 28, 2020, and will be included in our Quarterly Reports on Form 10-Q to be filed with the SEC as required.
The committee has determined that segment profit is an appropriate measure of company and business segment performance for purposes of determining annual bonuses. We use segment profit in our management reporting and decision-making. In addition, we discuss segment profit when reporting our financial results and believe many stockholders and analysts use it as an important measure of overall company performance. Setting annual bonus performance targets based upon segment profit is designed to align incentives for our executives and employees with the interests of our stockholders.
In addition to segment profit, performance against strategic objectives was also used to determine the actual payout under the ICP for our NEOs for 2019. The strategic objectives were selected to incentivize executives to focus efforts that may not have an immediate impact on segment profit but will in the future. The strategic objectives included performance targets tied to growth in new products, operational efficiencies and leader engagement. No specific weighting was assigned to the various objectives, as it was intended that the committee would conduct a qualitative review of overall performance.
Each individual’s ICP bonus target is determined as a percent of base salary. Set forth below is the range of values which may be awarded under the ICP to the NEOs and the amount of the actual bonus awards:

2019 Bonus Ranges
Named Executive Officer	Base Salary(1)	Below Threshold(2)	Target Percentage(3)	Target Amount	Maximum Percentage(4)	Maximum Amount(5)	Actual 2019 Bonus Amount
Mr. Fasola	$1,000,000	N/A	N/A	N/A	N/A	N/A	N/A
Mr. Rubin	$631,236	$0	85%	$536,551	170%	$1,073,101	$414,861
Mr. Kamal	$562,380	$0	80%	$449,904	160%	$899,808	$419,858
Mr. Gregoire	$512,693	$0	65%	$333,250	130%	$666,501	$257,669
Ms. Lewis-Clapper	$438,682	$0	65%	$285,143	130%	$570,287	$220,473
Mr. Smith	$1,200,000	$0	150%	$1,800,000	300%	$3,600,000	$1,391,400(6)

(1)
Base salary represents the rate of pay effective 4/1/19 for the NEOs except 11/14/19 for Mr. Fasola, the date of commencement of his employment. Because of his hire date, Mr. Fasola was not eligible for a bonus award for 2019. Instead, he received on 11/29/19 a sign-on cash bonus award in the amount $750,000.

(2)
Threshold for the segment profit portion of the annual bonus award was the achievement of $224 million of company-wide segment profit, before adjusting for target and actual ICP awards. Under the ICP, regardless of which business segment the executive was assigned, if the company-wide threshold segment profit performance was not attained, the committee had discretion not to pay any award to the NEO, regardless of performance against the strategic objectives portion of the ICP award. For our business segment leaders, threshold for payment of the segment profit portion of the bonus was also $152.2 million of segment profit for the Magellan Healthcare segment and $96.2 million of segment profit for the Magellan Rx Management segment, both amounts before adjusting for target and actual ICP awards.

(3)
Target bonus is specified as a percentage of base salary rates in effect at December 31, 2019.

(4)
The maximum bonus is calculated at 200% of the target amount, and is expressed above as a percentage of base salary.

(5)
A maximum bonus would be awarded if segment profit performance targets are exceeded by 135% or more and the committee determined that the strategic objectives were achieved at maximum performance levels after a qualitative review of the overall results. Maximum bonuses are reserved for instances where performance significantly exceeds measures and expectations.

(6)
Represents a full year bonus following Mr. Smith’s retirement as chief executive officer on 11/14/19 and his subsequent termination of employment on 12/31/19.

The achievement of actual company-wide segment profit for 2019 at 89.2% of target resulted in a payout factor of 67.6% for the target bonus amounts which were based on company-wide segment profit, for Messrs. Smith, Rubin and Gregoire and Ms. Lewis-Clapper, which was weighted 70% in determining their bonus awards. The committee determined, after considering performance against several measures used to assess whether the company met its specified strategic objectives, that those strategic objectives were achieved at 100% of target, which was weighted 30% in determining their bonus awards. As a result, the bonus payouts to Messrs. Smith, Rubin and Gregoire and Ms. Lewis-Clapper were made at 77.3% of their target amounts. Magellan Rx Management achieved actual segment profit at 89.4% of target in 2019, resulting in a payout factor of 68.2% for the bonus amount for Mr. Kamal which was based on Magellan Rx Management segment profit, which was weighted 70% in determining his bonus award. After factoring-in the achievement of 100% of the company’s specified strategic objectives, which was weighted 30% in determining his bonus award, the bonus payout to Mr. Kamal would have been 77.8% of his target amount. However, Mr. Kamal’s bonus award was further adjusted by an additional 20% recommended by Mr. Fasola, due to individual performance related to achievement of strategic objectives that were directly tied to the Magellan Rx Management business segment, so that his award was 93.3% of target. For a summary of these performance and strategic factors, see “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table” below.

Equity Awards
In 2019 we provided our NEOs with equity awards under our 2016 Management Incentive Plan (the “2016 MIP”). The equity awards are designed to act as a long-term incentive vehicle to promote a focus on longer term goals, to build stockholder value and to retain our senior executives. Our equity awards for our NEOs, when added to base salary and annual bonus under the ICP, are targeted at or above the 50th percentile of total compensation in the marketplace consensus prepared by the committee’s compensation consultant. Our policy is to grant options only at an exercise price not less than the closing price of the shares on NASDAQ on the third business day of March, the date that annual equity awards are regularly made. For 2019, the annual grants were made using the closing price reported on NASDAQ on March 5, 2019. We may grant equity awards at other times during the year when we hire new executives or when an executive’s role is expanded. For new hires like Mr. Fasola, we grant equity awards on the first business day of the first month following the start of employment. See “Equity Award Procedures Generally” below.
Consideration of annual equity awards is made as part of the annual review of other compensation components, and is based on both competitive market analyses and individual and company performance assessments. The equity awards to Messrs. Rubin, Kamal and Gregoire, Ms. Lewis- Clapper and our other executive officers, were approved by the committee on the recommendation of the chief executive officer and were subject to adjustment at its discretion.
Because he did not commence his employment with the company until November 14, 2019, we did not make an annual equity award to Mr. Fasola in 2019. As we have done with other newly-hired executive officers, Mr. Fasola received a sign-on equity award, which was negotiated as part of his employment agreement. The value of the sign-on award was $4,000,000, or 400% of his base salary, which will also be his target equity award in 2020. The award consisted of a time-vesting restricted stock unit award (“RSUs”) valued at $2,000,000, vesting ratably over a three-year period from the grant date, and a PSU award valued at a further $2,000,000, the settlement of which will depend on the company’s total shareholder return (“TSR”) relative to the S&P Health Care Services Industry Index during the period January 1, 2020 to December 31, 2022, with a vesting date of December 2, 2022 and a settlement date in January 2023.
In 2019, our annual equity awards to our other NEOs consisted of non-qualified stock options and PSUs, with a mix of 50% of the value in the form of stock options and 50% of the value in the form of PSUs. Options granted to the NEOs under the 2016 MIP in 2019 have ten-year terms and vest ratably over three years. The PSUs vest 100% after three years from the grant date, and the number of shares issuable under the PSUs upon settlement will depend on the company’s TSR during a three-year performance period extending from January 1, 2019 to December 31, 2021 compared with the TSR of the companies included in the S&P Health Care Services Industry Index as of March 1, 2019. The stock options and PSUs also automatically vest if the employment of our NEOs is terminated by us “without cause” or by the executive for “good reason” in either case following a change in control of the company. See “Compensation of Named Executive Officers on Change in Control and Other Termination of Employment” below.
Our annual equity awards for 2020 to our NEOs were made on March 4, 2020 and consisted of RSUs and PSUs with a grant value of 50% and 50%, respectively, of the aggregate value of the award to each executive. The RSUs granted in 2020 vest ratably over three years, and the PSUs vest 100% after three years from the grant date based on the company’s TSR performance during the three-year period extending from January 1, 2020 to December 31, 2022 compared with the TSR of the companies included in the S&P Health Care Services Industry Index as of January 1, 2020. RSUs and PSUs also automatically vest if the employment of our NEOs is terminated by us “without cause” or by the executive for “good reason” in either case following a change in control of the company. See “Compensation of Named Executive Officers on Change in Control and Other Termination of Employment” below.
The committee determines annual equity awards to our NEOs based on the following:
(1)
The value of the equity award is based on a percentage of the individual’s base salary, taking into account several factors including the person’s performance in the prior year, the nature of the executive’s role, his or her potential contribution to the long-term success of the company, and the importance of retaining and incentivizing that executive to achieve long-term results.

(2)
The number of shares associated with equity awards is calculated by dividing 50% of the total value of the award by the closing price reported on NASDAQ on the date of grant for RSUs and 50% of the total value of the award by a per share value yielded by a Monte Carlo simulation of performance outcomes for PSUs.

The committee believes that determining an equity award based on a percentage of each executive’s base salary and performance is consistent with best practices and is the most appropriate basis on which to make equity awards, properly size the awards, recognize past performance and create incentives for future performance. The committee also considered the long-term incentive award data available to it in the peer groups and consensus analyses provided by the compensation consultant. The following table shows the base salary rate in effect as of January 1, 2019 and the target value of each of the NEOs’ annual equity awards in 2019 as a percentage of that base salary:
2019 Annual Equity Award Targets
Named Executive Officer	Base Salary(1)	Equity Award Target(2)
Mr. Rubin	$612,850	300%
Mr. Kamal	$535,600	400%
Mr. Gregoire	$497,760	250%
Ms. Lewis-Clapper	$425,905	250%
Mr. Smith	$1,200,000	500%

(1)
Represents the rate of base salary effective as of 1/1/19. Base salary rates were subsequently increased as of 4/1/19. See “Base Salary” above.

(2)
Stock options are valued using the Black-Scholes model and PSUs are valued using a Monte Carlo simulation model. For further information on how these values were determined, see below.

We have historically placed a large emphasis on stock options because the committee believes that stock options are closely aligned with the creation of stockholder value, since the options do not have value unless our stock price increases. The stock options will only have the same value as the target grant values if our stock price increases by an amount which is equal to the per-share Black-Scholes value we use in determining the initial award.
We have in recent years increasingly emphasized in our equity awards to our NEOs PSUs whose value is tied to our TSR over a three-year performance period as compared to the S&P Health Care Services Industry Index. If TSR performance relative to the index is below median, NEOs will receive fewer shares at the end of the performance period, and if the company’s TSR is below threshold levels, they will not receive any shares.
The following table summarizes the equity awards made to the NEOs during 2019, including Mr. Fasola’s sign-on equity award:
2019 Equity Awards
	RSUs		Options		PSUs		Total Value
Named Executive Officer	Number	Value(1)	Number	Value(2)	Number	Value(3)
	(#)	($)	(#)	($)	(#)	($)	($)
Mr. Fasola	25,740	1,999,998	―	―	18,411	1,999,987	3,999,985
Mr. Rubin	―	―	35,020	919,275	9,164	919,241	1,838,516
Mr. Kamal	―	―	40,808	1,071,210	10,679	1,071,210	2,142,420
Mr. Gregoire	―	―	23,703	622,204	6,203	622,223	1,244,427
Ms. Lewis-Clapper	―	―	20,281	532,376	5,307	532,345	1,064,721
Mr. Smith	―	―	114,286	3,000,008	29,907	2,999,971	5,999,979

(1)
RSUs awarded to Mr. Fasola were valued for purposes of the award at $77.70 per share, the closing price on the date of the award, 12/2/19.

(2)
Options were valued for purposes of the award at $26.25 per share using a Black-Scholes valuation model.

(3)
PSUs were valued for purposes of the award for all of the NEOs using a Monte Carlo simulation valuation model. This resulted in a grant date fair value of $108.63 per share for Mr. Fasola and $100.31 per share for all of the other NEOs.

The RSUs awarded to Mr. Fasola vest as to one-third on each of December 2, 2020, December 2, 2021 and December 2, 2022 and are not subject to performance hurdles other than continued employment.
The options awarded to the NEOs have an exercise price of $66.57 per share, the closing price of the common stock on March 5, 2019, the grant date of the awards. The options awarded to the NEOs vest as to one-third on each of March 5, 2020, 2021 and 2022. The options are not subject to additional minimum performance thresholds, as they are inherently subject to the performance hurdle that they will only yield actual value if the company’s stock price increases in the future.
The PSUs awarded to Mr. Fasola will entitle him to receive a number of shares of the company’s common stock determined over a three-year performance period beginning on January 1, 2020 and ending on December 31, 2022, provided that he remains in the service of the company on December 2, 2022. The PSUs awarded to the other NEOs will entitle the NEOs to receive a number of shares of the company’s common stock determined over a three-year performance period beginning on January 1, 2019 and ending on December 31, 2021 and will be settled on March 5, 2022, provided that the grantee remains in the service of the company on that settlement date. The number of shares for which the PSUs will be settled will be a percentage of the shares for which the award is targeted and will depend on the company’s “Relative Total Shareholder Return,” expressed as a percentile ranking of the company’s TSR as compared to the performance of the companies included in the S&P Health Care Services Industry Index on March 1, 2019 for the other NEOs and January 1, 2020 for Mr. Fasola. The number of shares for which the PSUs will be settled will vary from 0% to 200% of the target number of shares specified in the grant, as follows:
Relative Total Shareholder Return Ranking over Measurement Period Level	Payout Percentage Level
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	50%
<25th Percentile	0%
Under this formula, for every 1% of percentile ranking of TSR that the company achieves above the median of the companies included in the index, the PSU recipient will receive an additional 4% of target payout shares up to a maximum of 200% of target, and for every 1% of percentile ranking of TSR by which the company is below the median of the companies included in the index, the grant recipient will receive a reduced 2% of target payout shares down to 50% of target. Below the 25th percentile of TSR of the index companies, however, the PSU recipient will receive no payout shares. For example, if the company achieves a TSR for the measuring period which ranks 21st among 51 index companies (and thus falls at the 60th percentile), the grant recipient will receive on the settlement date 140% of the shares for which the grant is targeted. The S&P Health Care Services Industry Index was selected by the committee and includes a range of healthcare companies operating in several business segments including the company.
For purposes of the PSU awards to Mr. Fasola and the other NEOs, TSR is determined by dividing the average closing share price of the company’s common stock over the 30 trading days at the end of the performance period by the average closing share price of the company’s common stock over the 30 trading days at the beginning of the performance period, with a deemed reinvestment of any dividends (if any) declared during the performance period.
The vesting of the PSUs awarded to Mr. Fasola may accelerate upon termination of his employment without cause or by him for good reason, on or prior to and in connection with a change of control of the company or within two years after a change of control. The following table shows the range of shares which may be issued to him upon settlement of the PSU award at various relative total shareholder return levels.
Name	Target # of Shares	<25th Percentile		25th Percentile		50th Percentile		75th Percentile or More
		%	# of Shares	%	# of Shares	%	# of Shares	%	# of Shares
Mr. Fasola	18,411	0	0	50	9,206	100	18,411	200	36,822
The following table shows the range of shares which may be issued upon settlement of the PSU awards to the other NEOs at various relative total shareholder return levels:
Name	Target # of Shares	<25th Percentile		25th Percentile		50th Percentile		75th Percentile or More
		%	# of Shares	%	# of Shares	%	# of Shares	%	# of Shares
Mr. Rubin	9,164	0	0	50	4,582	100	9,164	200	18,328
Mr. Kamal	10,679	0	0	50	5,340	100	10,679	200	21,358
Mr. Gregoire	6,203	0	0	50	3,102	100	6,203	200	12,406
Ms. Lewis-Clapper	5,307	0	0	50	2,654	100	5,307	200	10,614
Mr. Smith	29,907	0	0	50	14,954	100	29,907	200	59,814
The total equity award packages to the individuals were valued for purposes of determining the awards at $3,999,985, $1,838,516, $2,142,420, $1,244,427, $1,064,721 and $5,999,979 for Messrs. Fasola, Rubin, Kamal and Gregoire, Ms. Lewis-Clapper and Mr. Smith, respectively. The NEOs will only realize the award date target values with respect to the stock options when the company’s stock price exceeds the values indicated in the table below. The award values of the stock options were determined by our compensation consultant for purposes of determining the awards (and not for financial reporting purposes), based on the following assumptions:
Date of Grant	Market Value/ Exercise Price	Expected Term	Expected Volatility	Risk- Free Interest Rate	Expected Dividend Yield	Black- Scholes Value	If Black-Scholes Value is Realized
							Stock Price	Increase in Market Cap
03/05/19	$66.57	7 years	32.38%	2.63%	0.0%	$26.25	$92.82	$657 million
Increase in market capitalization was estimated using weighted average fully-diluted shares outstanding of 25,035,000 as of December 31, 2018, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The award values of the PSUs were determined for purposes of determining the award, based on the following assumptions:
Date of Award	Award Value	Performance Term	30-day Average Stock Price	Valuation Date Stock Price	Expected Volatility	Expected Dividend Yield
03/05/19	$100.31	36 months	$62.00	$66.57	35.32%	0.00%
12/02/19	$108.63	36 months	$74.80	$77.70	35.86%	0.00%
On March 4, 2020 the company awarded to the NEOs then serving, the following time-vesting RSUs and PSUs under the 2016 MIP:

2020 Equity Awards
	RSUs		PSUs
Named Executive Officer	Number	Value(1)	Number	Value(2)	Total Value
	(#)	($)	(#)	($)	($)
Mr. Fasola	33,295	2,000,031	27,743	1,999,993	4,000,024
Mr. Rubin	15,763	946,883	13,134	946,830	1,893,713
Mr. Kamal	18,724	1,124,751	15,602	1,124,748	2,249,499
Mr. Gregoire(3)	―	―	―	―	―
Ms. Lewis-Clapper	7,303	438,691	6,085	438,668	877,359

(1)
The RSUs vest as to one-third on 3/4/21, 3/4/22 and 3/4/23. The RSUs were valued for purposes of the award at $60.07 per share, the closing stock price on NASDAQ on 3/4/20.

(2)
The PSUs will be settled based on the company’s Relative Total Shareholder Return compared to the S&P Health Care Services Industry Index over a three-year performance period beginning on January 1, 2020 and ending on December 31, 2022. The PSUs were valued for purposes of the award at $72.09 per share using a Monte Carlo simulation valuation model.

(3)
Mr. Gregoire retired as an executive officer on 12/31/19.

Retirement Vehicles/Deferred Compensation
We maintain a 401(k) savings plan which permits employees to defer compensation and to which the company makes matching contributions on behalf of the NEOs on the same basis as all other participants. We have never maintained a defined-benefit pension plan. We also operate a Supplemental Accumulation Plan (the “SAP”), a non-qualified deferred compensation plan that is designed to enhance opportunities for retirement savings in the absence of any retirement programs other than our 401(k) plan. The SAP includes a discretionary component funded by us which is determined on an annual basis as a fixed percentage of an executive’s base salary, and a voluntary deferral component under which the participant may make contributions from base or incentive compensation. The discretionary component is offered to a limited group of executive officers who historically have received this contribution, but the committee has not offered it to any newly promoted or newly hired executives since 2013 and does not plan to do so in the future. For a description of the SAP, see “Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table — Deferred Compensation Plan” below. Awards for a given year are generally made in March of the following year. For 2019, Mr. Rubin and Ms. Lewis-Clapper were each awarded in March 2020 a company contribution of 11% of base salary. No SAP awards were made to Messrs. Fasola, Kamal, Gregoire or Smith.
Perquisites
We have historically provided certain perquisites to a small number of our NEOs depending on their level within the company and the provisions of that person’s employment agreement. The perquisite benefits we provide to the NEOs are designed as protection benefits (e.g., supplementing life and disability insurance to ensure three times base salary and 60% of salary coverage, respectively). These perquisites have historically been offered to a limited group of executive officers; however, the committee has not offered them to any newly promoted or newly hired executives since 2013 and does not plan to do so in the future. For further information on the perquisites provided to each NEO in 2019, see “Summary Compensation Table” below.
Adjustments or Clawbacks of Compensation
Under certain circumstances, we may have the right or the duty to adjust compensation before it is paid to our NEOs or to claw-back compensation after it is paid to our NEOs. Under Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, our chief executive officer and chief financial officer must reimburse the company for any bonus or other incentive-based or equity-based compensation received by them during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the document embodying that financial reporting requirement and any profits realized by them from the sale of our securities during that 12-month period. We have also adopted a specific compensation recovery policy that covers our executive officers and other designated key employees under which our Management Compensation Committee has the discretion to recover any excess performance-based compensation (including performance-based equity and bonus awards) paid to the covered person, which is based on a material financial restatement. The committee has the right to recover such excess compensation by a variety of means, to the extent allowed by law, including the cancellation or forfeiture of any vested or unvested incentive-based compensation, forfeiture of severance payments due or repayment of any incentive-based compensation previously paid. The committee also has the discretion to forego or reduce the amount of the recovery, including if the person’s conduct did not cause or contribute to the material restatement. Under a provision of the Dodd-Frank Act which appears in Section 10D of the Exchange Act, the SEC and NASDAQ are to promulgate rules which require listed companies to recover incentive-based compensation paid during the previous three years that is based on financial information which the company is required to restate due to a material non-compliance with financial reporting requirements. The SEC and NASDAQ have not yet promulgated these rules.
Under Section 12 of the 2016 MIP and predecessor equity plans, and by the terms of our equity award agreements, we have the right to declare equity awards to be forfeited or to recover any gains realized under any award under those plans for the previous three years, either during the term of a participant’s employment or during the one-year period following his or her termination of employment, if the participant engages in certain types of conduct described in the plans and considered injurious to the company. Section 12 of the 2016 MIP and predecessor equity plans also provide that any clawback or recoupment provision required under the Dodd-Frank Act will apply to awards under that plan.
Equity Award Procedures Generally
Our Policy Regarding Awards of Equity-Based Incentive Arrangements to Executive Officers and Other Employees deals with the terms, timing and pricing of equity awards and the process for the grant and approval of awards. The policy provides that the committee determines the number of shares covered by awards for our NEOs and the terms of those awards, including specified performance goals. It also provides that the committee establishes a pool of options, restricted shares, RSUs and PSUs which the chief executive officer has the power to award to other executive officers and employees generally. The actual number of options, restricted shares, RSUs and PSUs awarded annually to employees other than our NEOs and other senior executives is determined under the policy by our chief executive officer under delegated authority from the committee; awards are then made on the same date as the awards to our NEOs. Awards generally are made only once annually to officers and employees who are hired prior to January 1 of that year on the third business day in March unless otherwise determined by the committee. Awards of stock options must have an exercise price which is not less than the fair market value of the company’s stock on the date of the award, measured by the closing price on NASDAQ. The purpose of this practice is to communicate and price equity awards to executive officers and employees early in the year, and to encourage them to attain the company’s strategic objectives during the year. In a case where an executive or other employee is newly-hired or promoted or under other special circumstances, the award is made on the first business day of the month following the event giving rise to the award.
The committee met in early February 2019 to tentatively set the percentage of base salary for which equity awards would be made. The 2019 equity awards were then approved on February 25, 2019 and awards were valued and made on March 5, 2019, as required by the company’s equity award policy. The grant date of the awards followed the public announcement on February 28, 2019 of the company’s annual financial results for 2018. The award to Mr. Fasola was made on December 2, 2019 following his hire date as of November 14, 2019.
We also grant stock options, RSUs and PSUs in connection with the hiring of certain executives, and in connection with the signing of new or revised employment agreements with certain executives. We may also grant equity awards outside of the yearly cycle to an executive who undertakes substantial additional responsibilities during the year. Under our policy, awards made in connection with new hires, promotions or under other special circumstances, are made effective on the first business day of the month following the relevant event.
In most cases, our equity plans restrict the transferability of awards, permitting only transfers to certain family members and entities held by or established for the benefit of family members.
The company recognizes compensation expense for financial statement reporting purposes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, “Stock Compensation” (“ASC Topic 718”), based on the grant-date value of the awards. The company recognizes substantially all of the compensation cost associated with the awards of stock options, PSUs and RSUs on a straight-line basis over the specified service period, which is generally the three-year vesting term. The Black-Scholes grant-date values of option awards are recognized as compensation expense on a straight-line basis over the vesting period. Awards of PSUs are valued using a Monte Carlo simulation of performance outcomes, and the value is recognized as stock compensation expense on a straight-line basis over the vesting period. Awards of RSUs are valued using the closing price of the company’s common stock on the date of the award. For further information on our accounting methods for equity awards, see Notes 2 and 6 to the consolidated financial statements included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 28, 2020.
Equity Ownership Policy
Our board has adopted an equity ownership policy which requires our executive officers to maintain ownership of a specified minimum value of our stock and other equity-linked securities, in order to ensure that their financial interests remain aligned with those of our stockholders. The policy applies to our chief executive officer, chief financial officer, our other officers who are considered “executive officers” under Section 16(b) of the Exchange Act and certain other officers who report directly to our chief executive officer. Under the policy, our chief executive officer is required to hold equity with a current fair market value equal to at least five times his base salary; our chief financial officer is required to hold equity with a current fair market value equal to at least three times his base salary; and various other executive officers are required to maintain equity with a current fair market value equal to at least two times their base salary. The policy prohibits a covered executive officer from making any sales or other transfers of equity if its requirements are not then met by the executive officer or if any such sale or other transfer would cause the executive officer not to meet those requirements. Mr. Fasola is currently phasing-into this holding requirement.
Equity Hedging and Pledging Policies
Our stock trading policy includes a policy which prohibits our directors, officers and employees from transferring to another person all or any part of the economic risk (either positive or negative) of any equity award, either by contract, by substituting securities or any other arrangement which has that effect. The policy also prohibits directors, officers and employees from purchasing equity securities of the company on margin or pledging such equity securities as collateral for a loan.
Compensation of Named Executive Officers upon a Change in Control and Other Termination of Employment
The company has agreed under the terms of the employment agreements and applicable award agreements with its NEOs to provide them with the following payments and other benefits upon termination under the specified scenarios. The company considers these severance and change in control benefits to be an important part of its executive compensation program and consistent with competitive market practices. Providing appropriate severance benefits helps the company to attract and retain highly-qualified executives by mitigating the risks associated with leaving a previous employer, and by providing income continuity following an unexpected termination. Change in control benefits also help to mitigate any executive’s personal concerns and to focus on the company’s and its stockholders’ interests in a change in control situation.
The following table summarizes the severance benefits payable to the NEOs serving as of December 31, 2019 if they are terminated without cause or they terminate their employment for good reason or in the event termination occurs in connection with a change in control.

Severance Benefits
	Without Cause/For Good Reason				Change in Control(2)
Name(1)	Severance Pay	Annual Bonus	Other Benefits(3)	Vesting of Equity	Severance Pay	Annual Bonus	Other Benefits(3)	Vesting of Equity(4)
Mr. Fasola	1.5x Base Salary	Prorated + 1.5x Target	18 mths	Sign-on Award(5)	3x Base Salary	Prorated + 3x Target	18 mths	All Awards
Mr. Rubin	1x Base Salary	Prorated	12 mths	All Awards(6)	2x Base Salary	Prorated + 2x Target	18 mths	All Awards
Mr. Kamal	1x Base Salary	Prorated	12 mths	―	2x Base Salary	Prorated + 2x Target	18 mths	All Awards
Mr. Gregoire	1x Base Salary	Prorated	12 mths	―	2x Base Salary	Prorated + 2x Target	18 mths	All Awards
Ms. Lewis-Clapper	1x Base Salary	Prorated	12 mths	―	2x Base Salary	Prorated + 2x Target	18 mths	All Awards

(1)
Mr. Smith has been omitted from the table due to his retirement as an executive officer on 11/14/19. Information on his retirement benefits is set forth under “Executive Officers―Estimated Benefits upon Various Termination Scenarios” below.

(2)
Change in control benefits are not paid unless an NEO is terminated. Termination will be considered in connection with a change in control if it occurs within 2 years after the change in control without cause or for good reason by the executive.

(3)
Other Benefits includes medical, dental, vision and prescription drug coverage. If the executive elects COBRA at termination, the company will pay the employer portion of the COBRA premium for the period of time indicated.

(4)
Unvested stock options will vest immediately and the executive will have the remaining term to exercise them. Unvested PSUs will vest immediately at targeted share amounts. Unvested RSUs will vest immediately.

(5)
Mr. Fasola’s employment agreement provides that if he is terminated without cause or for good reason, all outstanding and unvested sign-on RSUs will immediately vest and his sign-on PSUs that are outstanding will continue to vest in accordance with their terms as if he were still employed.

(6)
Mr. Rubin’s employment agreement provides that if he retires from employment with the company, as defined under the company’s Equity Retirement Policy, except the requirement that he be age 65 or older, all his outstanding and unvested stock options, RSUs and PSUs will continue to vest in accordance with their terms as if he were still employed.

Review of Risks and Incentives
We seek to implement compensation policies and practices that encourage the careful management of operating and financial risk. We believe that our compensation policies and practices as they relate to our executive officers and employees are currently well-aligned with this risk-management objective. Each year the committee reviews all of the compensation programs that the NEOs and all other employees participate in to determine the level of risk and whether it is appropriate and the controls that are in place for mitigating risk.
In order to manage our risk in compensation decisions and to align the incentives that we provide to our executive officers and employees with the interests of our stockholders, we provide a diversified set of incentives. These are carefully balanced between fixed cash compensation (base salary), short-term variable cash incentives (bonus awards under the ICP) and long-term incentives (awards of PSUs which depend on company TSR performance relative to TSR performance of a set of index companies, non-qualified stock options, restricted stock units and phantom cash unit awards under the 2016 MIP and predecessor equity plans). Our base salary is designed to provide basic financial security to our executive officers and other employees, with the amount set at a level designed to reflect the degree of influence which the recipient has over company performance and to be competitive for the employee’s role as compared to similar roles in organizations that are similar in size and industry as reported in salary surveys.

Awards of short-term bonuses under our ICP are based on a percentage of an executive officer’s or other employee’s base salary, to reflect the level of impact that the individual has over our corporate performance and to provide an incentive appropriate to the individual’s position in the company. Our ICP awards are based in large part on achievement of the segment profit targets set for the company or for particular business segments of our overall business set on an annual basis by the board, and, to a lesser degree, based on overall performance against a prescribed group of strategic objectives which include measures of growth, operational effectiveness and leadership engagement. See “Annual Bonuses” above. Higher target bonus percentages are assigned to the NEOs who face a higher degree of accountability for the company’s annual performance and to be competitive in order to recruit and retain the level of executive talent we need to be successful. We believe that this individualized approach serves as a factor mitigating the operating and financial risk that we face in awarding short-term cash bonuses. Another factor mitigating the risks of awarding short-term cash bonuses is that our mix of total compensation is weighted heavily toward long-term equity incentives, which motivates our NEOs to build long-term stockholder value.
In making long-term equity awards for 2019, we sought to carefully balance the risks and incentives posed by stock options and PSU awards. In 2019, we awarded to our NEOs, other than Mr. Fasola, options with a value equal to 50% of the total equity award and PSUs with a value equal to 50% of the total award. The stock option awards have a term of 10 years and vest ratably over a three-year period. The result is that the incentive is long-term in nature, is earned over a period of years, and provides for participation in future value creation as measured by the company’s stock price performance. The PSU awards are designed to expose the recipient to the risk that the company’s TSR will underperform relative to a peer group of companies and provide a retention incentive due to the value that is received upon vesting. These awards vest at the end of a three-year period, creating a long-term incentive for the recipient to maintain and increase the company’s stock price during that time. Our PSU awards are earned based on relative TSR performance and are settled after a three-year performance period, mitigating any risk that the settlement will be based on short and potentially unrepresentative performance. See “Equity Awards” above. While our stock price may be subject to periodic short-term fluctuation in response to factors other than long-term company performance, we believe that the terms of our equity awards create incentives to create real, long-term value in our stock, while avoiding risks that are reasonably likely to have a material adverse effect on the company.
In making our 2020 long-term equity awards, we determined to make time-vesting RSU awards to our NEOs instead of stock option awards, with a value equal to 50% of the total value of the award. We did so in order to align our long-term equity award practices with those of our peer groups, with whom we generally compete for executive talent, to provide an increased emphasis on retention due to the increasing shortage of executive talent in the healthcare industry, and to provide more compensation stability to our NEOs in a time of fluctuating stock prices.
Under the terms of the 2016 MIP and other equity plans and our equity award agreements, we have the right to adjust compensation before it is paid or to claw-back compensation after it is paid, if the participant engages in certain types of conduct considered injurious to the company. See “Adjustments or Clawbacks of Compensation” above. In addition, Section 304 of the Sarbanes-Oxley Act affords the company clawback rights against the chief executive officer and chief financial officer if an accounting restatement is necessary due to misconduct. We have also adopted a formal compensation recovery policy which allows our Management Compensation Committee to recover any excess performance-based compensation if we declare a material financial restatement. These clawback rights are designed to mitigate several risks by removing incentives for different types of negative conduct and help assure accountability if the situations to which they apply should arise. Our equity ownership policy, which is described above under “Equity Ownership Policy,” is also designed to mitigate the risks of awarding equity to our NEOs by requiring them to always have personal economic exposure to the company’s stock price performance which is material relative to their base salary.
Consideration of Stockholder Votes on Executive Compensation
At our 2019 annual meeting, we held an advisory vote on the compensation of our NEOs. Our stockholders voted to approve our executive compensation, with 96.2% of all of the shares that voted on the matter (excluding abstentions and broker non-votes) voting in favor.

Prior to the 2019 stockholder meeting, both ISS and Glass Lewis issued a positive recommendation regarding our executive compensation vote. ISS’s positive recommendation was based on its assessment that pay and performance were reasonably aligned in the company’s executive compensation programs. Glass Lewis’ positive recommendation was based on the alignment of pay and performance, the performance focus of our short and long-term incentives and our equity award policies. Based on these recommendations and the large majority vote in favor of our NEO compensation at our 2019 annual meeting, we believe that our NEO compensation is aligned with our financial performance.
We last held an advisory vote on how often we should hold our advisory vote on the compensation of our NEOs at our 2014 annual meeting. At that meeting, our stockholders voted by a large majority for an annual vote. Based on these voting results, we determined to hold our advisory vote on executive compensation on an annual basis. Stockholders are being asked at the 2020 annual meeting to vote again on an advisory basis on how often we should hold an advisory vote on the compensation of our NEOs in the future, under Proposal Number Three, as described below.
Loans to Executive Officers and Board Members
The committee has determined not to provide loans of any sort, including but not limited to relocation loans and loans to pay the exercise price of stock options, to our NEOs or members of the board of directors. No such loans are currently outstanding.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (the “IRC”) generally limits the deductibility of compensation paid each year to a publicly-held company’s chief executive officer and to its three most highly paid senior executive officers, other than the chief financial officer, to $1 million per person. Prior to the adoption of the Tax Cuts and Jobs Act in December 2017, compensation in excess of the $1 million limitation was excluded from this limit if it was based on, among other things, pre-established performance criteria. The Tax Cuts and Jobs Act eliminated this performance-based exclusion going-forward, but allows companies to continue to deduct excess performance-based compensation paid under a written, binding contract in effect as of November 2, 2017, provided that the terms of that contract are not modified in any material way.
While in previous years the committee attempted to structure our compensation programs to maximize the deductibility of compensation under Section 162(m), this is no longer possible. As a result, a large portion of our executive compensation in excess of $1 million was not deductible in 2019.
Report of Management Compensation Committee
The Management Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.
The Management Compensation Committee
G. Scott MacKenzie (Chair)
Peter A. Feld
Michael S. Diament
Leslie V. Norwalk

Summary Compensation Table for 2019, 2018 and 2017
The following table sets forth, for the three years ended December 31, 2019, 2018 and 2017, the compensation paid by the company to our principal executive officer, principal financial officer and the three next most highly compensated executive officers serving at December 31, 2019 and our former chief executive officer, who was not serving as an executive officer at December 31, 2019 (collectively, the “Named Executive Officers” or “NEOs”):
Name	Year	Base Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
Kenneth J. Fasola Chief Executive Officer(1)	2019	130,769	3,999,985	―	―	750,000	4,880,754
Jonathan N. Rubin Chief Financial Officer	2019	626,640	919,241	735,104	414,861	95,329	2,791,174
	2018	608,389	1,041,258	739,358	―	98,076	2,487,081
	2017	581,450	676,020	438,762	237,703	96,836	2,030,771
Mostafa M. Kamal Chief Executive Officer Magellan Rx Management	2019	555,685	1,071,210	856,600	419,858	8,400	2,911,753
	2018	531,701	909,986	646,148	―	8,250	2,096,085
	2017	494,000	520,033	337,508	177,216	30,450	1,559,207
Daniel N. Gregoire General Counsel(2)	2019	508,960	622,223	497,549	257,669	38,558	1,924,958
	2018	495,321	610,056	433,150	―	100,620	1,639,147
	2017	484,450	414,593	269,085	149,084	93,086	1,410,298
Caskie Lewis-Clapper Chief Human Resources Officer	2019	435,488	532,345	425,718	220,473	68,979	1,683,003
	2018	422,805	516,877	367,016	―	67,423	1,374,121
Barry M. Smith Former Chief Executive Officer(3)	2019	1,320,994	2,999,971	2,398,974	1,391,400	246,209	8,357,548
	2018	1,200,002	5,099,943	3,621,334	―	241,437	10,162,716
	2017	1,150,000	3,150,008	2,044,562	846,000	244,376	7.434.946

(1)
Mr. Fasola began serving as chief executive officer as of November 14, 2019.

(2)
Mr. Gregoire retired as an executive officer on December 31, 2019.

(3)
Mr. Smith ceased serving as chief executive officer on November 14, 2019 and retired from the company on December 31, 2019.

Base Salary Column
The figures shown in the Base Salary column above represent amounts actually paid to the NEOs during the fiscal year. New pay rates are typically effective as of April 1 of each year. Mr. Fasola’s base salary amount covers the period after his service began on November 14, 2019. Mr. Smith’s base salary includes base salary paid to him after he ceased serving as chief executive officer through the end of 2019 and accrued paid time off in the amount of $120,994.
Stock Awards Column
The figures shown in the Stock Awards column above represent the aggregate grant date fair values for financial reporting purposes of RSUs in the case of Mr. Fasola and PSUs in the case of Mr. Fasola and each of the other NEOs awarded in 2019, 2018 and 2017, computed in accordance with ASC Topic 718, without any discount attributable to estimated forfeitures. The PSU awards made in 2019 were valued for financial reporting purposes using a Monte Carlo simulation at the following values using the following assumptions:

Date of Award	Award Value	Performance Term	30-Day Average Stock Price	Valuation Date Stock Price	Expected Volatility	Expected Dividend Yield
03/05/19	$100.31	36 months	$62.00	$66.57	35.32%	0.00%
12/02/19	$108.63	36 months	$74.80	$77.70	35.86%	0.00%
For further information regarding the determination of the fair value of the PSUs, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
The RSUs awarded to Mr. Fasola were valued for financial reporting purposes at the closing price of the company’s common stock on 12/2/19, the date of the award, which was $77.70.
The figures shown in the Stock Awards column above do not include shares issued upon settlement of previously-disclosed PSU awards but rather the grant date fair values of the awards. The PSU awards that were made on 3/3/16 were settled and shares were issued on 3/3/19 at 78% of the shares in the target awards based on the company’s TSR during the period 1/1/16 to 12/31/18. For a summary of the shares issued upon settlement of the PSUs awarded on 3/3/16 and vested on 3/3/19, see “Option Exercises and Stock Vested for 2019 — Value Realized on Vesting of Stock Awards” below. The PSU awards that were made in 2017 were settled and shares were issued on 3/3/20 at 64% of the shares in the target awards based on the company’s TSR during the period 1/1/17 to 12/31/19. The awards which were settled on that date are listed at their target values in the “Outstanding Equity Awards at December 31, 2019” table below.
Name	Target Award	Award as Settled
	(# of shares)	(# of shares)
Mr. Rubin	8,867	5,675
Mr. Kamal	6,821	4,365
Mr. Gregoire	5,438	3,480
Ms. Lewis-Clapper	4,433	2,837
Mr. Smith	41,317	26,443
Option Awards Column
The amounts shown in the Option Awards column above represent the grant date fair values of the options awarded in 2019, 2018 and 2017, computed in accordance with ASC Topic 718. The values and assumptions used to determine the compensation expense of the awards for financial reporting purposes differ from the values and assumptions used by the Management Compensation Committee to determine the size of the awards, which are described under “Compensation Discussion and Analysis — Equity Awards.” The option awards made in 2019 were valued for financial reporting purposes based on the following assumptions:
Date of Grant	Risk-Free Interest Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Term	Market Value/ Exercise Price	Award Value
03/05/19	2.54%	4 years	35.56%	0.00%	10 yrs.	$66.57	$20.990974
For further information regarding the determination of the fair value of the options, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Non-Equity Incentive Plan Compensation Column
The amounts shown in the Non-Equity Incentive Plan Compensation column above for the NEOs other than Mr. Fasola represent performance-based cash compensation amounts actually awarded under the ICP for service during the indicated year but paid in the following year. See “Compensation Discussion and Analysis — Compensation Program Components and Rationale for our Named Executive Officers — Annual

Bonuses” above for a discussion of the targets and criteria for the ICP awards. Mr. Fasola was not eligible to participate in the ICP in 2019.
All Other Compensation Column
Mr. Fasola’s amount represents a sign-on cash bonus award of $750,000 made on 11/29/19 in lieu of his eligibility to receive an ICP bonus award for 2019, which is repayable by him if he is terminated for cause or resigns without good reason prior to the first anniversary of the commencement of his employment. The other amounts set forth in the All Other Compensation column above include:
Name	Company Matching 401(k) Contributions	SAP Contribution	Supplemental Life Insurance	Supplemental LTD	Tax Gross-Up
	($)	($)	($)	($)	($)
Mr. Fasola	―	―	―	―	―
Mr. Rubin	8,400	69,436	1,535	10,494	5,465
Mr. Kamal	8,400	―	―	―	―
Mr. Gregoire	8,400	―	16,222	6,592	7,343
Ms. Lewis-Clapper	8,400	48,255	1,294	7,400	3,629
Mr. Smith	8,308	132,000	17,943	43,427	44,531
Supplemental LTD amounts are supplemental long-term disability insurance coverage provided to certain executives. Tax gross-up payment amounts are described below under “Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table — Perquisites.”
Grants of Plan-Based Awards for 2019
The following table sets forth, for the year ended December 31, 2019, information regarding grants of non-equity incentive plan awards and all other stock and option awards to the NEOs.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(# of units)	(# of Sh)	($/Sh)	($)
Kenneth J. Fasola	12/2/19				9,206	18,411	36,822				1,999,987
	12/2/19							25,740			1,999,998
Jonathan N. Rubin		0	536,551	1,073,101
	03/5/19				4,582	9,164	18,328				919,241
	03/5/19								35,020	66.57	735,104
Mostafa M. Kamal		0	449,904	899,808
	03/5/19				5,340	10,679	21,358				1,071,210
	03/5/19								40,808	66.57	856,600
Daniel N. Gregoire		0	333,250	666,501
	03/5/19				3,102	6,203	12,406				622,223
	03/5/19								23,703	66.57	497,549
Caskie Lewis-Clapper		0	285,143	570,287
	03/5/19				2,654	5,307	10,614				532,345
	03/5/19								20,281	66.57	425,718
Barry M. Smith		0	1,800,000	3,600,000
	03/5/19				14,954	29,907	59,814				2,999,971
	03/5/19								114,286	66.57	2,398,974

Estimated Future Payouts Under Non-Equity Incentive Plan Awards Columns
The values in these columns above represent possible cash awards under the ICP. For a discussion of the operation of the ICP, see “Compensation Discussion and Analysis — Annual Bonuses” above. The maximum award represents 200% of the applicable target award, which is a specified percentage of the NEO’s base salary. The committee retains discretion to award a higher amount under the ICP if it considers warranted.
Estimated Future Payouts Under Equity Incentive Plan Awards Columns
The values in these columns above represent settlement of PSUs at threshold, target and maximum share award levels. The actual number of shares settled depends on the Company’s TSR for the three-year performance period beginning in the year of the award relative to the S&P Health Services Index, as described under “Compensation Discussion and Analysis — Equity Awards” above.
All Other Stock Awards Column
The amount in this column represents a time-vesting RSU awarded as a sign-on award to Mr. Fasola. For further information on this award, see “Compensation Discussion and Analyses―Equity Awards” above.
Grant Date Fair Value of Stock and Option Awards Column
The grant date fair values of options shown in this column above represent the amounts used by the company for financial reporting purposes, calculated in accordance with ASC Topic 718, as set forth in the “Summary Compensation Table” above. The grant date fair values of the option awards for purposes of determining awards and the assumptions used in calculating those values is described under “Compensation Discussion and Analysis — Equity Awards” above. The grant date fair value of the RSU award to Mr. Fasola for purposes of determining the award was the closing price of the company’s stock on the date of the award. The grant date fair values of PSUs shown in this column represent the amounts used by the company for financial reporting purposes, calculated in accordance with ASC Topic 718. The grant date fair values of the PSU awards for purposes of determining the size of the awards and the assumptions used in calculating those values are described above under “Compensation Discussion and Analysis — Equity Awards.”
Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table
Base Salary. The base salary and the other terms of our employment agreements with our NEOs are set forth under “Compensation Discussion and Analysis — Base Salary” and “— Compensation of Named Executive Officers upon a Change of Control and Other Terminations of Employment” above, and under “Executive Officers — Employment Contracts and Termination of Employment and Change of Control Payments” below.
Annual Incentive Plan. In 2019, the executive officers other than Mr. Fasola were eligible to participate in the company’s ICP, which was designed to provide bonus awards to officers and other employees based on the achievement of company and business segment goals tied to financial performance and specified strategic objectives which were tied to growth, operational efficiency and leader retention. In 2019, the target bonus award levels for the executive officers ranged from 65% to 150% of base salary, generally as specified in their employment agreements. For 2019, Messrs. Rubin, Kamal and Gregoire, Ms. Lewis-Clapper and Mr. Smith were entitled to an annual target bonus opportunity of 85%, 80%, 65%, 65% and 150%, respectively. Based on performance in relation to applicable targets, the amount of bonus can range from 0% to 200% of this target percentage, depending on company performance for our executive officers and a combination of individual and company performance for all other employees who participate in the ICP. Awards were based on the company meeting or exceeding specified financial and strategic goals, as described in “Compensation Discussion and Analysis — Annual Bonuses” above. For 2019, the company achieved the performance and payout levels as indicated in the table below, which resulted in the awards as indicated below. Mr. Kamal’s award was based on 77.8% of his target award, which was further adjusted by an additional 20% recommended by Mr. Fasola due to individual performance related to achievement of strategic objectives that was directly tied to the Magellan Rx Management business unit.

2019 Bonus Plan Payout Factors
	ICP Performance/Payout by Business Unit (as a % of Target)
	Magellan Overall	Healthcare	Rx Management
Segment profit performance	89.2%	90.5%	89.4%
Strategic objectives performance	100%	100%	100%
Segment profit payout (weighted 70%)	67.6%	71.6%	68.2%
Strategic objectives payout (weighted 30%)	100%	100%	100%
Total ICP payout relative to target amounts	77.3%	80.1%	77.8%
The following table summarizes the bonus and base salary payments to each of the NEOs and shows the percentage that those cash payments represent of the NEOs’ total compensation for 2019.
2019 Bonus and Base Salary Payments
Name	Bonus Payment Amount	Percent of Target	Base Salary + Bonus Payment	Base Salary and Bonus as a Percent of Total Compensation(1)
	($)	(%)	($)	(%)
Mr. Fasola(2)	N/A	N/A	130,769	3
Mr. Rubin	414,861	77.3	1,041,501	37
Mr. Kamal	419,858	93.3	975,543	34
Mr. Gregoire	257,669	77.3	766,629	40
Ms. Lewis-Clapper	220,473	77.3	655,961	39
Mr. Smith	1,391,400	77.3	2,712,394	32

(1)
Total compensation is as set forth in the Total column in the Summary Compensation Table.

(2)
Mr. Fasola began serving as chief executive officer on 11/14/19 and was not eligible for a bonus award for 2019. Mr. Fasola received a sign-on cash bonus in the amount of $750,000 on 11/29/19 which was not based on performance but is repayable if he is terminated for cause or resigns without good reason prior to the first anniversary of the commencement of his employment.

2016 Management Incentive Plan.   The stockholders originally approved the 2016 MIP at the annual meeting of stockholders held on May 18, 2016. The stockholders also approved an amendment which increased the number of shares available for awards under the plan to 4,000,000 on May 18, 2016. The 2016 MIP is administered by the Management Compensation Committee of the board and allows several types of long-term incentives including stock options, stock appreciation rights, restricted stock awards, RSUs, PSUs and performance-based cash awards. The plan authorizes awards covering a total of up to 4,000,000 shares of common stock, plus the amount of future forfeitures and expirations under the 2011 Management Incentive Plan, the 2008 Management Incentive Plan, the 2006 Management Incentive Plan, the 2003 Management Incentive Plan and the 2006 Directors’ Equity Compensation Plan. The 2016 MIP also permits grants of equity to non-employee directors. On March 5, 2019, the company awarded to Messrs. Rubin, Kamal and Gregoire, Ms. Lewis-Clapper and Mr. Smith non-qualified stock options under the 2016 MIP for 35,020, 40,808, 23,703, 20,281 and 114,286 shares exercisable at a price of $66.57 per share, vesting in three equal annual installments on March 5, 2020, 2021 and 2022. All of the options have a term of 10 years and vesting is conditional on the grantee’s continued service with the company on those vesting dates. The grant date values of the option awards and the assumptions used in calculating them, used for purposes of determining the size of the awards, are described under “Compensation Discussion and Analysis — Equity Awards” above.
The company issued to Mr. Fasola on December 2, 2019 under the 2016 MIP PSUs for 18,411 shares, as part of his sign-on equity award. The PSUs entitle Mr. Fasola to receive a number of shares determined over a three-year performance period ending on December 31, 2022 and settled on or about January 10, 2023, provided he remains in the company’s service on December 2, 2022. The company also issued to Messrs.

Rubin, Kamal and Gregoire, Ms. Lewis-Clapper and Mr. Smith on March 5, 2019 under the 2016 MIP, PSUs for 9,164, 10,679, 6,203, 5,307 and 29,907 shares, respectively. The PSUs entitle the grantee to receive a number of shares determined over a three-year performance period extending from January 1, 2019 to December 31, 2021 and vesting on March 5, 2022, the settlement date, provided that the grantee remains in the company’s service on that settlement date. The number of shares for which the PSUs will be settled will be a percentage of the shares for which the award is targeted and will depend on the company’s relative total shareholder return expressed as a percentile ranking of the company’s total shareholder return as compared with a company-selected peer group, which includes the companies comprising the S&P Health Care Services Industry Index on December 2, 2019 for Mr. Fasola and March 1, 2019 for each of the other NEOs. The grant date values of these PSU awards and the assumptions used in calculating them used for purposes of determining the awards and the performance conditions and other terms of the PSUs is described under “Compensation Discussion and Analysis — Equity Awards” above.
Also, as part of his sign-on equity award, the company awarded to Mr. Fasola on December 2, 2019 under the 2016 MIP, RSUs for 25,740 shares, vesting in three equal annual installments on December 2, 2020, 2021 and 2022. Vesting is conditional on his continued service with the company on those vesting dates, except in connection with a change of control of the company. The grant date value of the RSU award was equal to the closing price of the company’s stock on the date of the award, which was $77.70.
Perquisites. Generally, the company does not provide any perquisites to its senior executive officers, including Mr. Fasola. The employment agreements with Messrs. Rubin, Kamal and Gregoire, Ms. Lewis-Clapper and Mr. Smith entitle them to the benefits of employment as are from time to time provided to salaried employees of the company or adopted for employees at their level of responsibility. Previously, the company provided supplemental life and disability insurance to its executive officers. The company discontinued this practice in 2013 and does not plan to offer perquisites in the future to executives. Currently, Messrs. Rubin and Gregoire, Ms. Lewis-Clapper and Mr. Smith receive these grandfathered supplemental insurance and disability benefits, including a gross-up payment to cover the tax cost of receiving these benefits, as set forth above in the “Summary Compensation Table for 2019, 2018 and 2017” table, under “All Other Compensation” and the related footnote. For a summary of various provisions in those employment agreements in the event of a termination of employment without cause or for good reason, see “Employment Contracts and Termination of Employment and Change of Control Payments” below. Certain of the NEOs have the right to receive gross-up payments in connection with a change in control or termination of employment with respect to the excise tax under Section 4999 of the IRC, as described in that section below.
Deferred Compensation Plan. The Supplemental Accumulation Plan (the “SAP”) is a deferred compensation plan which is designed to promote the retention of key executives. Annually, the Management Compensation Committee approved a percentage contribution for executive officers, which it discontinued for any newly hired or promoted executive officers in 2013. Executive officers who were previously eligible for the contribution continue to receive it. For 2019, the Company awarded Mr. Rubin, Ms. Lewis-Clapper and Mr. Smith a company contribution of 11% of base salary under the SAP. All executive officers may make voluntary deferrals of base and/or incentive compensation to the SAP. Both company and voluntary contributions are paid to a trust sponsored by a third-party administrator and credited with investments in one or more mutual funds selected by the respective executive officer. Returns on each individual’s account balance are based on the performance of his or her selected investment options.
The fixed percentage amount contributed to the trust and any appreciation thereon is paid to the executive officer based on his or her distribution election following termination from the company, provided that the executive officer has complied with covenants not to compete with the company during that time period and the termination was not “for cause.”
The terms of the SAP provide that the amounts deposited in the trust on behalf of executive officers are to be immediately and fully vested upon a change in control of the company (as defined in the SAP plan document).
The company does not maintain any defined benefit pension plans.

Outstanding Equity Awards at December 31, 2019
The following table sets forth for the NEOs the number of shares and the value of option and stock awards outstanding as of December 31, 2019.
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
	Exercisable	Unexercisable
	(#)	(#)			(#)	$()
Kenneth J. Fasola					25,740(2)	2,014,155
					18,411(3)	1,440,661
Jonathan N. Rubin	58,863	―	$60.39	03/05/24
	23,764	―	$53.72	11/02/25
	28,496	―	$64.87	03/03/26
	17,267	8,633(4)	$68.50	03/03/27
	9,440	18,878(5)	$99.45	03/05/28
	―	35,020(6)	$66.57	03/05/29
					8,867(7)	693,843
					7,353(8)	575,372
					9,164(9)	717,083
Mostafa M. Kamal
	7,206	―	$64.87	03/03/26
	6,641	6,641(4)	$68.50	03/03/27
	8,250	16,498(5)	$99.45	03/05/28
	―	40,808(6)	$66.57	03/05/29
					6,821(7)	533,743
					6,426(8)	502,835
					10,679(9)	835,632
Daniel N. Gregoire	5,041	―	$64.87	03/03/26
	5,295	5,294(4)	$68.50	03/03/27
	5,530	11,060(5)	$99.45	03/03/28
	―	23,703(6)	$66.57	03/05/29
					5,438(7)	425,524
					4,308(8)	337,101
					6,203(9)	485,385
Caskie Lewis-Clapper	30,843	―	$63.95	03/04/25
	12,330	―	$64.87	03/03/26
	8,633	4,316(4)	$68.50	03/03/27
	4,686	9,371(5)	$99.45	03/05/28
	―	20,281(6)	$66.57	03/05/29
					4,433(7)	346,882
					3,650(8)	285,613
					5,307(9)	415,273
Barry M. Smith	227,375	―	$51.79	02/01/23
	210,674	―	$63.95	03/04/25
	109,601	―	$64.87	03/03/26
	120,690	―	$68.50	03/03/27
	138,700	―	$99.45	03/05/28
	114,286	―	$66.57	03/05/29
					41,317(7)	3,233,055
					36,014(8)	2,818,096
					29,907(9)	2,340,223

(1)
Market value is calculated based on the closing price of $78.25 on 12/31/19.

(2)
The RSUs were awarded on 12/2/19 and vest as to 33 1/3% on each of 12/2/20, 12/2/21 and 12/2/22.

(3)
The PSU award represents a target award made on 12/2/19 and the number of shares for which the award will actually be settled will be determined at the end of a three-year performance period extending through 12/31/22.

(4)
The options were awarded on 3/3/17 and the remaining unvested options vest on 3/3/20.

(5)
The options were awarded on 3/5/18 and the remaining unvested options vest as to 50% on each of 3/5/20 and 3/5/21.

(6)
The options were awarded on 3/5/19 and vest as to 33 1/3% on each of 3/5/20, 3/5/21 and 3/5/22.

(7)
The indicated numbers of shares represent PSU awards, and the indicated number represents the target number of shares for which the award was made; the awards were actually settled on the basis of a three-year performance period ending on 12/31/19 and shares were issued on the third anniversary of the award date if the recipient remained employed on that date. The awards were actually settled on 3/3/20 for 64% of the target number of shares.

(8)
The indicated numbers of shares represent PSU awards, and the indicated number represents the target number of shares for which the award was made; the number of shares for which the award will actually be settled will be determined at the end of a three-year performance period extending through 12/31/20.

(9)
The indicated numbers of shares represent PSU awards, and the indicated number represents the target number of shares for which the award was made; the number of shares for which the award will actually be settled will be determined at the end of a three-year performance period extending through 12/31/21.

Option Exercises and Stock Vested for 2019
The following table sets forth for the NEOs the number of shares acquired and the value realized upon the exercise of stock options and the vesting of stock awards during the year ended December 31, 2019.
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(2)
	(#)	($)	(#)	($)
Kenneth J. Fasola	―	―	―	―
Jonathan N. Rubin	―	―	5,195	354,974
Mostafa M. Kamal	16,766	304,129	3,996	273,047
Daniel N. Gregoire	―	―	2,757	188,386
Caskie Lewis-Clapper	―	―	2,248	153,606
Barry M. Smith	―	―	19,980	1,365,233

(1)
The value realized on exercise of stock options is equal to the sale price reported in the executive’s Form 4, where options were exercised and the shares issued under those options were immediately sold, less the exercise price, multiplied by the number of shares acquired.

(2)
The value realized on vesting of shares is based on the gross amount of shares before withholding for taxes.

Value Realized on Stock Options Exercised
The values realized on exercise of stock options in 2019 set forth above were calculated as follows:
Name	Date of Award	Exercise Date	No. of Options Exercised	Sale Price	Value Realized on Exercise
			(#)	($)	($)
Mr. Kamal	08/03/15	12/09/19	8,666	78.6835	157,145
	08/03/15	12/09/19	8,000	78.7339	145,471
	03/03/16	12/09/19	100	80.0000	1,513
Value Realized on Vesting of Stock Awards
The values realized on vesting of stock awards in 2019 set forth above were calculated as follows:
Name	Date of Award	Type of Award(1)	Vesting Date	# of Shares Vested	# of Shares Withheld	Net # of Shares Issued	Market Price	Net Value Realized
							($)	($)
Mr. Rubin	03/03/16	PSU	03/03/19	5,195	1,650	3,545	68.33	354,974
Mr. Kamal	03/03/16	PSU	03/03/19	3,996	2,011	1,985	68.33	273,047
Mr. Gregoire	03/03/16	PSU	03/03/19	2,757	1,065	1,692	68.33	188,386
Ms. Lewis-Clapper	03/03/16	PSU	03/03/19	2,248	1,043	1,205	68.33	153,606
Mr. Smith	03/03/16	PSU	03/03/19	19,980	8,399	11,581	68.33	1,365,233

(1) “PSUs” are performance-vesting restricted stock units. The shares were issued in settlement of awards made on the indicated award date based on the company’s TSR during the three-year performance period.
Nonqualified Deferred Compensation
The following table sets forth for the NEOs information regarding contributions, earnings, withdrawals and balances for our SAP, a nonqualified deferred compensation plan, for the year ended December 31, 2019 and as of that date. For further information regarding our SAP, see “Compensation Discussion and Analysis — Retirement Vehicles/Deferred Compensation” above.
Name	Executive Contributions in 2019	Company Contributions in 2019(1)	Aggregate Earnings/ (Losses) in 2019(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2019(2)
	($)	($)	($)	($)	($)
Kenneth J. Fasola	—	―	―	―	―
Jonathan N. Rubin	—	67,414	144,639	―	897,172
Mostafa M. Kamal	—	―	―	―	―
Daniel N. Gregoire	—	54,754	122,592	―	855,544
Ms. Lewis-Clapper	—	46,850	166,107	―	921,590
Barry M. Smith	—	132,000	83,123	―	4,000,580

(1)
The contributions included in this column were made in March 2019 for service in 2018. The contributions included in this column do not include SAP contributions made by the company in March 2020 for service in 2019 in the following amounts: $0 for Mr. Fasola, $69,436 for Mr. Rubin, $0 for Mr. Kamal, $0 for Mr. Gregoire, $48,255 for Ms. Lewis-Clapper and $0 for Mr. Smith. These contributions are included in the “Summary Compensation Table for 2019, 2018 and 2017” above under the column “All Other Compensation” and the related footnotes.

(2)
The amounts included in this column are not included in the individual’s compensation specified in the “Summary Compensation Table for 2019, 2018 and 2017” above. The amounts are based on contributions and returns generated in their SAP accounts for all plan years held in a separate trust and administered by a third party.

EXECUTIVE OFFICERS
Executive Officers of the Company
Name	Age	Position	Year Appointed
Kenneth J. Fasola	60	Chief Executive Officer	2019
James E. Murray	66	President and Chief Operating Officer	2019
Jonathan N. Rubin	56	Chief Financial Officer	2008
Mostafa M. Kamal	39	Chief Executive Officer, Magellan Rx Management	2015
David Haddock	50	General Counsel and Secretary	2020
Caskie Lewis-Clapper	55	Chief Human Resources Officer	2004
Information for Kenneth J. Fasola, our current chief executive officer, is presented above under “Directors.”
James E. Murray.   Mr. Murray was appointed as president and chief operating officer effective December 9, 2019. He previously served as president of PrimeWest Health in 2019 and as chief executive officer of LifeCare Health Partners from 2017 to 2019. LifeCare Hospitals filed for protection under Chapter 11 of the Bankruptcy Code in 2019. Prior to holding those positions, Mr. Murray served as chief operating officer of Humana.
Jonathan N. Rubin.   Prior to joining the company in 2008, Mr. Rubin served as senior vice president, Dental and Vision for Cigna Health and senior vice president and chief financial officer of the HealthCare Division of Cigna Healthcare, Cigna’s largest division, from 2004 to 2008. He previously served in various capacities with Cigna from 1985 to 2004. He currently serves on the boards of directors of American School for the Deaf and Connecticut Children’s Medical Center.
Mostafa M. Kamal.   Mr. Kamal previously served as senior vice president and general manager of Magellan Rx Management’s specialty pharmacy business, as well as its chief underwriting officer. From 2011 to 2014, Mr. Kamal was vice president of pricing, underwriting and analytics. Before joining the company, he served as director of strategy and analytics at Medco Health Solutions, Inc. (now known as Express Scripts). He currently serves as a director of the Pharmaceutical Care Management Association.
David Haddock.   Mr. Haddock was appointed as general counsel and secretary in February 2020. Prior to joining the company, Mr. Haddock was the general counsel and secretary at Quality Care Properties, Inc., a healthcare real estate investment trust, from November 2016 to July 2018. From 2010 to 2013, he served as the general counsel and secretary at Sunrise Senior Living, an operator and developer of senior living facilities.
Caskie Lewis-Clapper.   Ms. Lewis-Clapper has held several senior positions in human resources since joining the company in 1999. Prior to joining Magellan, Ms. Lewis-Clapper served as Human Resources Operations lead for Helix Health, a Baltimore, Maryland-based health care system. Prior to joining Helix, she was with General Physics Corporation, where as a staff consultant she worked with clients across several industries on learning, organizational development and performance improvement initiatives.
Employment Contracts and Termination of Employment and Change of Control Payments
The following is a description of certain provisions of employment agreements between the company and the NEOs.
Kenneth J. Fasola.   The company appointed Mr. Fasola as chief executive officer effective as of November 14, 2019, after entering into an employment agreement with him on October 31, 2019. He was also appointed to the board as of November 8, 2019 under the terms of his employment agreement and will continue as a director only if elected by the stockholders. The agreement is for a one-year term with automatic renewals for one-year periods unless either party gives notice of non-renewal at least 180 days prior to the next renewal or unless the agreement is terminated as provided in the agreement. Any failure to renew the agreement by the company is considered a termination without cause. The company is required to pay Mr. Fasola a base salary of $1,000,000, with annual review for increase by the board or a duly authorized committee. Mr. Fasola is entitled beginning in 2020 to an annual target bonus opportunity of 100% of base salary, with the ability to earn up to 200% based on achieving specified performance goals. Beginning in 2020, he will be entitled to receive a target equity award equal to 400% of his base salary. The agreement also provides for benefits commensurate with Mr. Fasola’s position on a basis at least as favorable as other senior level executives of the company.
In connection with his appointment, Mr. Fasola received a sign-on equity award with an aggregate award value of $4,000,000, consisting of RSUs with an award value equal to $2,000,000 and PSUs with an award value equal to $2,000,000. This award consisted of 25,740 RSUs awarded on December 2, 2019, valued at the closing price of our stock ($77.70) on that date, and 18,411 PSUs awarded on the same day, valued at $108.63 per share. The company also awarded Mr. Fasola a sign-on cash bonus in the amount of $750,000 on November 29, 2019 which is repayable in the event that his employment is terminated for cause or he terminates his employment without good reason prior to the first anniversary of his commencement of employment.
Mr. Fasola’s employment agreement also provides for severance payments upon termination as follows:
•
Termination due to resignation by Mr. Fasola:   If Mr. Fasola resigns without good reason as described below, he would receive all base salary accrued through the date of termination and the vested portion of any deferred compensation or other benefit plan, and only the vested portions of any outstanding equity awards.

•
Termination without cause by the company or with good reason by Mr. Fasola:   Upon any such termination, Mr. Fasola would receive all base salary accrued through the date of termination and pro rata earned bonus for the year in which termination occurs, severance equal to one and one-half times the sum of base salary plus target bonus payable over an 18-month period, reimbursement of the company’s portion of health insurance premiums for a period of up to 18 months after the date of termination, his sign-on PSU award would continue to vest as if he were still employed and his sign-on RSU award would immediately vest as to all of the shares covered by it.

•
Termination without cause by the company or with good reason by Mr. Fasola in connection with, or within two years after, a change in control:   Upon any such termination, Mr. Fasola would receive all base salary accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to three times the sum of base salary plus target bonus payable in a single installment immediately upon termination, reimbursement of the company’s portion of health insurance premiums for a period of up to 18 months after the date of termination, his sign-on PSU would continue to vest as if he were still employed and his sign-on RSU award would immediately vest as to all of the shares covered by it.

•
Termination with cause:   Upon any such termination, Mr. Fasola would receive all base salary accrued through the date of termination, any other amount earned but not yet paid as of the date of termination and other payments payable under applicable benefit plans, and all unvested equity awards would be forfeited on the date of termination.

•
Termination for death or disability:   Upon any such termination, Mr. Fasola (or his estate) would receive all base salary accrued through the effective date of the termination and pro rata earned bonus for the year in which termination occurs, and vested options would be exercisable for a period of 12 months after the termination.

Following termination of employment, Mr. Fasola will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period of 18 months after his termination of employment, although receipt of any payment described above has not been conditioned on fulfillment of these covenants.
Jonathan N. Rubin.   In connection with his appointment as the company’s chief financial officer, the company entered into an employment agreement with Mr. Rubin on August 11, 2008. The agreement provided for an initial one-year term beginning on September 8, 2008, the date on which he began serving as the chief financial officer, which was automatically renewed for successive one-year terms unless either party provided notice of non-renewal at least 180 days prior to the end of any then-existing term. The company is required to pay Mr. Rubin a base salary of $400,000 per year, with annual review for increase by the company. His salary was increased by 3% to $631,236 on April 1, 2019. Mr. Rubin was entitled to an annual target bonus opportunity of 85% of his base salary in 2019. Mr. Rubin is also entitled to benefits and participation in other compensation plans, including annual incentive and long-term incentive plans, on a basis at least as favorable as other similarly situated senior level executives of the company. The agreement was amended most recently on October 26, 2015 when the company and Mr. Rubin agreed that he would remain with the company despite his earlier decision to terminate his employment without cause in connection with the relocation of the company’s headquarters from Avon, Connecticut to Scottsdale, Arizona and on May 10, 2016 when Mr. Rubin agreed to remove from the agreement a provision giving him the right to receive a gross-up payment if he is liable for any excise tax in connection with any change of control payments which may be made to him. The agreement provides for severance payments upon termination as follows:
•
Termination due to resignation by Mr. Rubin:   If Mr. Rubin resigns without good reason as described below, he would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans. If Mr. Rubin’s resignation is due to “retirement” and he does not become a full-time employee with another employer, his unvested stock options and his outstanding RSUs and PSUs will continue to vest in accordance with the terms of those awards as if he were still employed.

•
Termination without cause by the company:   Upon any such termination, Mr. Rubin would receive all base salary and paid time off accrued through the date of termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options, PSU and RSU awards, and the continued payment of his base salary and benefits for a period of twelve months after the date of termination. Also, the company may in its discretion pay him a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, conditioned on the satisfaction of financial targets established by the board in the ICP. The agreement is considered terminated without cause by the company if, among other things, Mr. Rubin’s position is relocated or there is a material reduction in his base salary, or if the company provides notice of non-renewal of a then-existing term of the agreement.

•
Termination without cause by the company or with good reason by Mr. Rubin in connection with, or within two years after, a change in control:   Upon any such termination, Mr. Rubin would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options, PSU and RSU awards. Under the employment agreement, good reason for termination by Mr. Rubin for these purposes includes a material reduction in his salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or his bonus opportunity, a material diminution in his duties or responsibilities or a relocation.

•
Termination with cause:   Upon any such termination, Mr. Rubin would receive all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and all unvested equity awards would be forfeited on the date of termination.

•
Termination for death or disability:   Upon any such termination, Mr. Rubin (or his estate) would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination. Also, the company may in its discretion pay him (or his estate) a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, conditioned on the satisfaction of company financial hurdles established by the board in the ICP.

Following his termination under any circumstances, Mr. Rubin will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or soliciting or hiring employees for a period of 12 months from the date of his termination.
Mostafa M. Kamal.   The company entered into an employment agreement with Mr. Kamal dated June 29, 2015, when he was promoted to serve as chief executive officer of Magellan Rx Management. The agreement is for a one-year term ending on July 1, 2016, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered termination without cause. The agreement was automatically renewed as of July 1, 2019. The company will pay Mr. Kamal a base salary of $400,000 per year, with annual review for increase. Mr. Kamal’s base salary for 2019 was increased by 5% to $562,380 on April 1, 2019. Mr. Kamal was entitled to an annual target bonus opportunity of 80% of base salary in 2019. The agreement provides for benefits commensurate with Mr. Kamal’s position. The agreement also provides for severance payments upon termination as follows:
•
Termination due to resignation by Mr. Kamal:   If Mr. Kamal resigns without good reason as described below, he would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company’s deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

•
Termination without cause by the company:   Upon any such termination, Mr. Kamal would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to twelve months of base salary, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation, or other benefit plan, including vested stock option, PSU and RSU awards. Under the employment agreement, termination will be considered without cause if he terminates his employment within 18 months following the company’s notice of intent not to renew the agreement, his position will be relocated to an office more than 50 miles away from his prior location, a material reduction in his base salary to an amount less than the initial base salary set forth in his employment agreement, and the company fails to correct any such situation.

•
Termination without cause by the company or for good reason by Mr. Kamal in connection with or within two years after a change in control:   Upon any such termination, Mr. Kamal would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of his base salary plus target bonus payable in a single installment immediately after termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation, or other benefit plan, including vested stock option, PSU and RSU awards. Mr. Kamal’s outstanding PSU awards will vest on an accelerated basis at target. Under the employment agreement, good reason for termination by Mr. Kamal for these purposes includes a relocation of his reporting office by more than 50 miles, a material diminution of his duties and responsibilities, a material reduction of his base salary unless such reduction is comparable to a reduction that takes places for all other company employees of comparable rank or a material reduction in his target bonus opportunity.

•
Termination with cause:   Upon any such termination, Mr. Kamal would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company’s deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

•
Termination for death or disability:   Upon any such termination, Mr. Kamal (or his estate) would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company’s deferred compensation and other benefit plans, including stock option, PSU and RSU awards. Also, the company may in its discretion pay him (or his estate) a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, subject to achievement of applicable company financial performance targets.

Following his termination under any circumstances, Mr. Kamal will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or soliciting or hiring employees for a period of one year following his termination or any longer period for which he continues to receive base salary or in respect of which base salary is paid in a lump sum.
Daniel N. Gregoire.   Under the employment agreement between Mr. Gregoire and the company dated December 31, 2004, Mr. Gregoire served as executive vice president (most recently as senior vice president), general counsel and secretary of the company until December 31, 2019. The agreement was for a one-year term ending on December 31, 2005, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company was considered a termination without cause. The agreement was automatically renewed as of January 1, 2019. The company paid Mr. Gregoire a base salary of $325,000 per year, with annual review for increase by the board or a duly authorized committee thereof. His base salary was increased by 3% to $512,693 on April 1, 2019. Mr. Gregoire was entitled to an annual target bonus opportunity of 65% of base salary in 2019. The agreement provides for benefits commensurate with Mr. Gregoire’s position. Mr. Gregoire retired as an executive officer of the company on December 31, 2019.
On November 11, 2019, the company and Mr. Gregoire entered into a transition and retirement agreement which provided that, following his retirement as an executive officer on December 31, 2019, he would continue in a transitional role on a part-time basis with the title of senior vice president and special counsel. Under the agreement, he would receive a base salary of $10,000 per month through March 31, 2020, he would retain the right to receive his ICP bonus for 2019 but would not be entitled to a bonus for 2020, and he would be treated as having retired under the company’s retirement policy.
Under the terms of the company’s retirement policy, Mr. Gregoire’s stock options which were outstanding but unvested as of his December 31, 2019 retirement date were accelerated in full and will remain exercisable for a period of 36 months after that date. Also, his outstanding and unsettled PSUs will remain outstanding for their originally-specified terms and will be settled at the time and using the performance criteria specified in the original award.
In addition, if any of the payments or benefits received by Mr. Gregoire in connection with a change of control or termination of employment was subject to excise tax under Section 4999 of the IRC, then the company is required to pay Mr. Gregoire an additional gross-up amount such that the net amount retained by him after the payment of the excise tax and any income and excise tax due on such additional amount will equal the amount to which he was entitled before the imposition of such income and excise tax on him. The company estimates that Mr. Gregoire is not entitled to receive a gross-up payment with respect to excise tax under Section 4999 in connection with the termination of his employment on December 31, 2019.
Caskie Lewis-Clapper:   Under the employment agreement between Ms. Lewis-Clapper and the company, effective August 2, 2004, Ms. Lewis-Clapper serves as chief human resources officer of the company. The agreement was for a one-year term ending on August 1, 2005, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement is considered a termination without cause. The agreement was automatically renewed as of August 2, 2019. The company will pay Ms. Lewis-Clapper a base salary of $250,000 per year, with annual review for increase by the board or a duly authorized committee thereof. Her base salary was increased by 3% to $438,682 on April 1, 2019. Ms. Lewis-Clapper is not entitled to any specific annual bonus opportunity under the agreement but her annual bonus opportunity for 2019 was set at 65% of base salary. Ms. Lewis-Clapper is also not entitled to any specific equity awards under her agreement. The agreement provides for severance payments upon termination as follows:
•
Termination due to resignation by Ms. Lewis-Clapper:   If Ms. Lewis-Clapper resigns without good reason as described below, she would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of her account under the company’s deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

•
Termination without cause by the company:   Upon any such termination, Ms. Lewis-Clapper would receive all base salary and paid time off accrued through the date of termination, and any other payments payable under applicable benefit plans, including the company’s deferred compensation plan and her stock options, PSU and RSU awards. She would also be entitled to a continuation of her base salary as of the date of termination for a period of twelve months after the date of termination. The company may in its discretion pay her on a pro-rated basis the amount of bonus that she would have earned had she been employed for the full calendar year, conditioned on the satisfaction of financial targets established by the board. The agreement is considered terminated without cause by the company if, among other things, Ms. Lewis- Clapper’s position is relocated or her base salary is reduced.
•
Termination without cause by the company or with good reason by Ms. Lewis-Clapper in connection with or within two years after a change in control:   Upon any such termination, Ms. Lewis-Clapper would receive all base salary accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary and target bonus payable in a single cash installment immediately after termination, COBRA benefits for eighteen months after termination and any other amounts accrued and unpaid as of the date of termination. Under the employment agreement, good reason for termination by Ms. Lewis-Clapper for these purposes includes a reduction in her salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or her bonus opportunity, a material diminution in her duties or responsibilities or a relocation.

•
Termination with cause:   Upon any such termination, Ms. Lewis-Clapper would receive base salary accrued through the date of termination, accrued paid time off and the vested portion of her account under the company’s deferred compensation and other benefit plans, including stock options PSU and RSU awards.

•
Termination for death or disability:   Upon any such termination, Ms. Lewis-Clapper would receive all base salary and accrued paid time off through the date of termination and the vested portion of any retirement, deferred compensation or other benefit plan, including stock options, PSU or RSU awards. In addition, the company may pay Ms. Lewis-Clapper a pro rata portion of any bonus for any bonus plan in which she participates in the year of termination, subject to achievement of applicable performance targets.

In addition, if any of the payments or benefits received by Ms. Lewis-Clapper in connection with a change of control or termination of employment is subject to excise tax under Section 4999 of the IRC, then the company is required to pay Ms. Lewis-Clapper an additional gross-up amount such that the net amount retained by her after the payment of the excise tax and any income and excise tax due on such additional amount, will equal the amount to which she was entitled before the imposition of such income and excise tax on her. The company estimates that Ms. Lewis-Clapper would not have received a gross-up payment with respect to excise tax under Section 4999 of the IRC if her employment had terminated on December 31, 2019.
Following her termination, Ms. Lewis-Clapper will be subject to a non-competition covenant and covenants prohibiting her from soliciting any company customers or employees for a period of one year following her termination or any longer period for which she continues to receive or is paid in a lump sum base salary, although receipt of any payment described above has not been conditioned on fulfillment of these covenants.
Barry M. Smith.   Under the employment agreement between the company and Mr. Smith dated December 10, 2012, he served as chief executive officer until November 14, 2019 and retired from the company on December 31, 2019. The agreement was for a one-year term and automatically renewed for one-year periods unless either party gave notice of non-renewal at least 180 days prior to the next renewal date or unless the agreement was sooner terminated as provided in the agreement. The company was required to pay Mr. Smith a base salary of $900,000, with annual review for increase by the board or a duly authorized committee. Mr. Smith’s base salary was $1,200,000 in 2019 and he was entitled to an annual target bonus opportunity of 150% of base salary with the ability to earn up to 300% of base salary based on the performance of the company and at the discretion of the board or a duly authorized committee. The agreement also provided for benefits commensurate with Mr. Smith’s position on a basis at least as favorable as other senior level executives of the company. Mr. Smith announced his intention to retire from the company on July 30, 2019. Mr. Smith retired from the company on December 31, 2019 and ceased serving as chief executive officer upon Mr. Fasola’s appointment as chief executive officer on November 14, 2019.
On August 23, 2019, the company and Mr. Smith entered into a letter agreement under which, if he continued to serve as chief executive officer in good standing through the date of appointment of a new chief executive officer, the company would pay him a pro-rated bonus under the ICP for his service in 2019, even if he was not employed at the time such bonuses were determined and paid. Mr. Fasola was appointed chief executive officer on November 14, 2019, at which time Mr. Smith’s service as chief executive officer ended. He subsequently retired from the company on December 31, 2019 and was entitled to receive a full ICP bonus for 2019.
Under the terms of the company’s retirement policy, Mr. Smith’s stock options which were outstanding but unvested as of his December 31, 2019 retirement date were accelerated in full and will remain exercisable for a period of 36 months after that date. Also, his outstanding and unsettled PSUs will remain outstanding for their originally-specified terms and will be settled at the time and using the performance criteria specified in the original award.
Following his retirement, Mr. Smith is subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period equal to the longer of one year or the number of years in respect of which he is paid base salary on termination, although receipt of any payment described above has not been conditioned on fulfillment of these covenants.
Estimated Benefits upon Various Termination Scenarios
The following table summarizes the payments and other benefits payable to the company’s NEOs, assuming a termination of employment or a change in control of the company as of December 31, 2019, except that the information for Mr. Smith is presented separately since he ceased serving as chief executive officer on November 14, 2019 and retired from the company as of December 31, 2019. The figures which appear in the table are based on the provisions of the employment agreements summarized above and applicable award agreements.

Estimated Benefits
	Without Cause/ For Good Reason	Change In Control	Death/ Disability
	($)	($)	($)
Mr. Fasola
Cash Payments	3,000,000	6,000,000	―
Bonus	―(1)	―(1)	―
Insurance Benefits	17,567	17,567	―
Acceleration of Options	―	―	―
Acceleration of PSUs	1,440,661(2)	1,440,661(2)	―
Acceleration of RSUs	2,014,155(3)	2,014,155(3)	―
Total	6,472,383	9,472,383	―
Mr. Rubin
Cash Payments	631,236	2,335,573	―
Bonus	536,551	536,551	536,551
Insurance Benefits	16,687	25,031	―
Acceleration of Options	493,205(4)	493,205(4)	―
Acceleration of PSUs	1,986,298(4)	1,986,298(4)	―
Total	3,663,977	5,376,658	536,551
Mr. Kamal
Cash Payments	562,380	2,024,568	―
Bonus	449,904	449,904	449,904
Insurance Benefits	12,633	18,950	―
Acceleration of Options	―	541,387	―
Acceleration of PSUs	―	1,872,210	―
Total	1,024,917	4,907,019	449,904
Mr. Gregoire(5)
Cash Payments	512,693	1,691,887	―
Bonus	333,250	333,250	333,250
Insurance Benefits	12,948	19,422	―
Acceleration of Options	328,468	328,468	―
Acceleration of PSUs	1,248,009	1,248,009	―
Total	2,435,368	3,621,036	333,250
Ms. Lewis-Clapper
Cash Payments	438,682	1,447,651	―
Bonus	285,143	285,143	285,143
Insurance Benefits	16,687	25,031	―
Acceleration of Options	―	278,963	―
Acceleration of PSUs	―	1,047,768	―
Total	740,513	3,084,556	285,143

(1)
Mr. Fasola’s agreement provides that he is not entitled to receive a bonus for 2019. Beginning in 2020, he will be entitled to receive a pro-rata portion of the bonus otherwise earned for that year.

(2)
Mr. Fasola’s sign-on PSU award provides for continued vesting as if he remained employed. The value was estimated using his target share award.

(3)
Mr. Fasola’s sign-on RSU award provides for accelerated vesting.

(4)
In the event of Mr. Rubin’s retirement under certain circumstances, outstanding and unvested stock options, RSUs and PSUs will continue to vest as if he was still employed. The value of his PSU award was estimated using his target share award.

(5)
Mr. Gregoire ceased serving as an executive officer on December 31, 2019, although he continued through March 31, 2020 to act as senior vice president, special counsel in a part-time transitional role. At his request, his termination of employment was treated as a retirement for purposes of the company’s long-term incentive retirement policy. As a result, his unvested options were accelerated and he will continue to hold his PSUs, which will be settled as if he was still employed at the specified settlement dates. The value of his PSU awards was estimated using his target share award.

The following table summarizes the payments and other benefits payable as of December 31, 2019 by the company to Mr. Smith, who ceased serving as chief executive officer on November 14, 2019 and retired from the company as of December 31, 2019. Mr. Smith was eligible for the company’s retirement policy, under which all of his outstanding and unvested options accelerated and will remain exercisable for three years or their original term, whichever is less, and his PSUs continue to vest and will be settled at the end of their specified terms as if he were still serving. The figures which appear in the table are based on the provisions of his employment agreement, his award agreements and the terms of that retirement policy. No additional payments other than those required under these provisions will be made to Mr. Smith. Payment of these amounts and benefits is subject to Mr. Smith’s compliance with his restrictive covenants during the one-year term thereof.
Actual Retirement Benefits
Mr. Smith
Cash Payments	―
Bonus	$1,391,400
Insurance Benefits	―
Acceleration of Options(1)	$1,727,103
Acceleration of PSUs(2)	$8,391,374
Total	$11,509,877

(1)
The acceleration of option figure represents the net value of the options accelerated on 12/31/19.

(2)
The acceleration of PSUs figure represents a pro forma settlement as of that date for the target numbers of shares of his awards. The actual number of shares issued upon settlement will depend on company performance during the specified performance periods.

Change in Control Definitions
Under Mr. Fasola’s employment agreement, a “change in control” will occur if (i) any person or group becomes the beneficial owner of 50% or more of the company’s voting stock, (ii) a majority of the members of the board no longer consist of individuals serving on the date the agreement was entered into or whose election or nomination was supported by the incumbent directors, (iii) the company adopts a plan of liquidation providing for the distribution of all or substantially all of the company’s assets, (iv) at least 75% of the consolidated assets of the company are disposed of through a merger, consolidation, share exchange, reorganization or other transaction unless the existing stockholders continue to own a majority of the voting interests in the entity that succeeds to the company’s business, or (v) the company combines with another company and is the surviving corporation but the existing stockholders own 50% or less of the voting interests in the combined company. For purposes of the employment agreements for Messrs. Rubin, Kamal and Ms. Lewis-Clapper, a “change in control” will occur if (i) any person or group becomes the beneficial owner of 51% or more of the company’s voting stock, (ii) a majority of the members of the board no longer consist of individuals serving on the date of their employment agreement amendments or whose election or nomination was supported by a majority of the incumbent directors, (iii) the company’s board and, if required, the stockholders approve the dissolution of the company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the company’s assets, (iv) all or substantially all of the assets of the company are disposed of through a merger, consolidation, share exchange, reorganization or other transaction unless the existing stockholders continue to own a majority of the voting interests in the entity that succeeds to the company’s business, or (v) the company merges or combines with another company and the existing stockholders own 50% or less of the voting interests in the successor company.
Pay Ratio Disclosure
Under SEC rules, we are required to disclose in this proxy statement the ratio of the annual total compensation of our chief executive officer, Mr. Fasola, for the 2019 fiscal year to the median annual total compensation of all of our employees (including employees of our subsidiaries) other than Mr. Fasola for that year. That ratio was not calculated or taken into consideration by our Management Compensation Committee in setting the compensation of Mr. Fasola or any of our other NEOs for 2019, and pay ratio data relating to the 2019 Peer Group companies was not reviewed by the committee.
For 2019, the annual total compensation of the employee identified at median of all of our employees, excluding Mr. Fasola, was $64,660. The 2019 annual total compensation of Mr. Fasola was determined by including his annualized 2019 base salary, the annual maximum company match under the company’s retirement savings plan and all other amounts as set forth in the Summary Compensation Table for 2019, 2018 and 2017 including his sign-on cash bonus and equity awards which resulted in total compensation of $5,758,835. Based on this information, the 2019 ratio of the annual total compensation of our CEO, Mr. Fasola, to the median of the annual total compensation of all of our employees was estimated to be 89 to 1.
To determine the median of the annual total compensation of all of our employees, we used the same methodology as we did in 2018. We compared annualized base salary as of December 31, 2019 for our employee population, which excluded Canadian employees (as they represent less than 1% of our total employee population), interns and contingent workers. We then determined the annual total compensation of the median employee by collecting actual base salary, bonus paid, 401(k) employer match and other benefits paid during the 12-month period ending December 31, 2019.
Report of Audit Committee
The primary function of the Audit Committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the company’s financial statements, the other financial information that is proposed to be provided to the stockholders, the periodic financial reports filed with the SEC, the system of internal controls which management and the board of directors have established and the audit process. The committee operates pursuant to a written charter, a copy of which is available on the Investor Relations — Corporate Governance section of the company’s website at MagellanHealth.com. As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of the company’s financial statements and for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and on the company’s internal controls over financial reporting. The independent auditors are accountable to the board and the Audit Committee. The Audit Committee has the authority and responsibility to retain and terminate the company’s independent auditors.
In performance of this oversight function, the committee has reviewed and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees, as currently in effect. The committee has also received from the independent auditors the written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the independent auditors’ independence.

The members of the Audit Committee are advised by the independent auditors. The independent auditors are experts in the fields of accounting and auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, management is solely responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the company’s auditors are in fact “independent.”
Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission.
The Audit Committee
Michael S. Diament (Chair)
Perry G. Fine, M.D.
Guy P. Sansone
The information set forth above under the headings “Report of Management Compensation Committee” and “Report of Audit Committee” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the filing specifically incorporates such information by reference therein.
PROPOSAL NUMBER TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are including in this proxy statement a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K. The vote does not cover the compensation paid to our directors or our policies for compensating employees as they relate to risk management. The text of the resolution in respect of Proposal Number Two is as follows:
“RESOLVED, that the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

2019 Highlights
Business Results
• During 2019, our revenues decreased by 2%, from $7.3 billion to $7.2 billion.
• Segment profit increased by 11% from $228 million in 2018 to $253 million in 2019.
• Adjusted net income increased by 49%, from $62 million in 2018 to $92 million in 2019.
Key Developments and Initiatives

•
In July 2019, Barry M. Smith, our chairman and chief executive officer, notified the board of directors that he intended to retire. The board engaged a search firm to conduct a comprehensive search for a new CEO. Steven J. Shulman, who currently serves as a director, was elected chairman of the board.

• In November 2019, the board appointed Kenneth J. Fasola as the new chief executive officer of Magellan Health, Inc. to succeed Barry M. Smith.
• In December 2019, the board appointed James Murray as president and chief operating officer of Magellan Health, Inc.
2019 Executive Compensation Program
• The annualized 2020 target total compensation for our new chief executive officer, Kenneth J. Fasola , will be 83% performance-oriented based on annual and long-term incentives.

•
Our annual bonus pool funding for 2019 was based 70% on our segment profit performance and 30% on performance against strategic objectives tied to growth, operating efficiency and leader engagement.

• Annual bonus targets for our NEOs ranged between 65% and 150% of their base salary amounts, and the annual bonus payouts for 2019 ranged between 77.3% and 93.3% of those targets.

•
As part of our long-term equity incentive program, we granted performance-based restricted stock units (“PSUs”) that are earned based on our total shareholder return over a three-year performance period relative to a group of peer companies. For our grants made in 2019, PSUs made up 50% of the targeted award value of our Named Executive Officers’ equity compensation. Our PSU awards which were made in 2016 were settled in 2019 at 78% of the target number of shares and those which were made in 2017 were settled in 2020 at 64% of the target numbers of shares.

Executive Compensation Policies and Practices
• Require double trigger acceleration of vesting of equity awards in the event of a change in control.
• Regularly monitor share utilization relative to historic standards and versus our industry peers.
• Conduct competitive benchmarking of compensation with an independent consultant.
• Maintain robust stock ownership requirements.
• Conduct an annual assessment of risk in our compensation programs and mitigate any inappropriate risk.
• Provides for clawbacks in the event of a material financial restatement and for conduct injurious to the company.
• Prohibits recipients of equity awards from engaging in hedging transactions or pledging equity securities.

As described in detail above under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and reward our executive officers in order to deliver value to our stockholders. The executive compensation programs are designed and administered by our Management Compensation Committee (the “committee”), which consists of four independent directors, with advice and support from independent compensation consultants. Our compensation programs have been developed using the following principles:
•
Our compensation programs are designed to reward performance on an individual level within the executive’s area of responsibility and the performance of the company as a whole.

•
We use comparable company compensation data to set the base salary compensation of our executive officers at levels near the median paid by comparable companies in order to recruit and retain appropriate executive talent, and to set incentive compensation at levels that are above median when performance is correspondingly above median.

•
Our compensation programs are designed to support achievement of both the short-term and long-term financial, operating and other goals of the company.

•
Our compensation programs balance the need to incentivize and reward short-term results with the need to build long-term value for our stockholders.

Under our Incentive Compensation Plan (“ICP”), bonuses for 2019 were weighted 70% to achievement of annual segment profit targets for the company and the relevant business unit and 30% to achievement of prescribed strategic objectives, which included measures tied to growth in new products, operational efficiencies and leader retention for 2019. The ICP is designed to reward our NEOs for achieving our strategy of growing our increasingly diversified business segments.
In 2019, our long-term equity incentive awards to the continuing NEOs were granted 50% in the form of stock options and 50% in the form of performance-based restricted stock units, under which the actual number of shares earned depends on the company’s total shareholder return as compared to the return generated by the group of companies included in the S&P Health Care Services Industry Index over a three-year performance period. This mix of awards ensures the performance focus of our long-term equity incentive program. Our sign-on long-term equity incentive award to our newly-hired chief executive officer, Mr. Fasola, was granted 50% in the form of time-vesting restricted stock units in order to give him a significant equity stake in the company’s equity, and 50% in the form of performance-based restricted stock units similar to the other executive officers.
We are recommending that stockholders vote for approval of the compensation to our NEOs for 2019. In deciding how to vote on this proposal, we encourage you to read the Compensation Discussion and Analysis and review the compensation tables. We believe that our compensation programs as described above continue to directly link our executives’ compensation to performance as measured by achievement of the company’s growth and alignment with the long-term interests of our stockholders.
We believe our compensation programs appropriately demonstrate the link between performance, long-term value creation and our executives’ compensation.
The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Two.
The stockholder vote on Proposal Number Two is advisory and therefore not binding on the company and the committee. However, our board of directors and the committee value the opinions of our stockholders, and the committee will review and consider the voting results when acting on our executive compensation programs in the future. The next stockholder vote on executive compensation will be in connection with the 2021 annual meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” PROPOSAL NUMBER TWO

PROPOSAL NUMBER THREE
ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER
VOTES ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, we are including in this proxy statement a separate resolution seeking a stockholder vote to recommend, in a non-binding advisory vote, whether our advisory stockholder vote to approve the compensation of our Named Executive Officers should occur every one, two or three years. Stockholders have the choice in Proposal Number Three of voting for a one, two or three year frequency or to abstain with respect to the matter.
Since the requirement to submit the compensation of our Named Executive Officers to a stockholder vote was first instituted in 2011, we have held a stockholder vote on the matter every year. In our first vote on how often to submit our executive compensation for a stockholder vote, our stockholders voted by a large majority to hold the vote on executive compensation every year. The board has determined that it is appropriate to continue holding an advisory vote on executive compensation every year, and the board recommends that stockholders vote in favor of holding such a vote every year in Proposal Number Three.
With respect to Proposal Number Three, the frequency receiving the greatest number of votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter will be considered the frequency approved by the stockholders.
Although the vote on how often to hold a vote on our executive compensation is non-binding, the board and the Management Compensation Committee will carefully review the voting results and consider the distribution of votes among the alternatives on Proposal Number Three before reaching a conclusion regarding how often the vote to approve the compensation of our Named Executive Officers will be held in the future.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY
YEAR IN PROPOSAL NUMBER THREE
PROPOSAL NUMBER FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
Following the recommendation of our Audit Committee, our board of directors has appointed, and recommends stockholder ratification of the appointment of, Ernst & Young LLP as our independent auditor for the fiscal year 2020. Representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions and to make such statements as they may desire.
THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL NUMBER FOUR
Audit, Audit-Related, Tax and Other Fees and Approval of Audit and Non-Audit Services
Ernst & Young LLP was our independent auditor for the year ending December 31, 2019, and has been selected by our Audit Committee to be our independent auditor for the year ending December 31, 2020, subject to stockholder ratification under Proposal Number Four. Under the Audit Committee’s policy, all audit, audit-related, tax and all other services must be pre-approved by the Audit Committee. The policy does not provide for a de minimus exception to the pre-approval requirements. Accordingly, all of the 2019 fees described below were pre-approved by the full Audit Committee.
2019 and 2018 Audit, Audit-Related, Tax and Other Fees
The table below sets forth the total fees and expenses billed and expected to be billed by Ernst & Young for audit, audit-related, tax and other services during 2019 and 2018.

Audit, Audit-Related, Tax and Other Fees
	2019 Actual Fees	2018 Actual Fees
Audit Fees(1)	4,805,471	$4,200,171
Audit-Related Fees(2)	467,460	$523,660
Tax Fees	136,756	$142,651
Other Fees	―	―
Total Fees(3)	5,409,687	$4,866,482

(1)
Consists principally of fees for audit work performed on our consolidated financial statements, the audit of the effectiveness of our internal controls over financial reporting as of each year-end, review of the quarterly financial statements, insurance statutory audits and other required audits. The fees relate to the indicated fiscal year, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)
Consists of fees related to review of service organization controls in 2019.

(3)
Total fees include direct out-of-pocket expenses.

ADDITIONAL INFORMATION
Stockholder Proposals
In order to be considered for inclusion in our proxy statement and form of proxy relating to the 2021 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal must be received by our Secretary at our principal offices in Phoenix, Arizona, on or before December 30, 2020. A stockholder proposal submitted for inclusion in our proxy statement and form of proxy must also comply with the other requirements set forth in SEC Rule 14a-8. Any stockholder proposal to be presented at the 2021 annual meeting of stockholders that is not submitted in accordance with Rule 14a-8 will be untimely unless it is received by our Secretary at least 90 days prior to the anniversary of the 2020 annual meeting of stockholders (June 17, 2021) and may not be presented for a vote unless it is also otherwise in compliance with the requirements set forth in our by-laws.
Solicitation
All costs and expenses associated with soliciting proxies will be borne by the company. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. In addition, we have retained MacKenzie Partners, Inc., a proxy-soliciting firm, to assist in the solicitation of proxies and will pay that firm a fee of $12,500 plus reimbursement for out-of-pocket expenses. The company will bear the total amount of those fees and expenses. The company’s engagement of MacKenzie Partners, Inc. provides for the solicitation of institutions, money managers and other professional investors and individual investors, and strategic advice on proxy solicitation matters.

OTHER MATTERS
As of the date of this proxy statement, the board of directors is not aware of any other business or matters to be presented for consideration at the meeting other than as set forth in the notice of meeting attached to this proxy statement. However, if any other business shall come before the meeting or any adjournment or postponement thereof and is to be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.
REQUESTS FOR MORE INFORMATION
Certain information referred to herein is incorporated by reference to portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. We will promptly provide without charge to each beneficial holder of our common stock on the record date, upon the written or oral request of any such person, a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission. We will also provide to any person without charge, upon request, a copy of our Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct for all employees. Any such requests should be made in writing or by telephone to the Investor Relations Department, Magellan Health, Inc., 4801 E. Washington Street, Phoenix, Arizona 85034, tel. (877) 645-6464. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (without exhibits), Code of Ethics for Directors, Code of Ethics for Covered Officers, Code of Conduct, and other Securities and Exchange Commission filings are also available in the Investor Relations section of our website at MagellanHealth.com. We intend to disclose future amendments to the provisions of the codes of ethics and handbook and material waivers from such codes of ethics and handbook, if any, made with respect to any of our directors and executive officers on our website.

ANNUAL MEETING OF STOCKHOLDERS OF

MAGELLAN HEALTH, INC.

June 17, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

The company's proxy statement and form of proxy for its 2020 Annual Meeting of Stockholders, to be held at 7:30 a.m., Central Time, on June 17, 2020, at Five Cowboys Way, Suite 300, Frisco, Texas 75034, and its 2019 Annual Report to Stockholders, are available on the company's website at http://www.astproxyportal.com/ast/25120

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930403000000000000 9 061720

THE DIRECTORS RECOMMEND A VOTE "FOR" THE DIRECTORS IN ITEM 1 AND "FOR" ITEMS 2 AND 4 AND FOR "1 YEAR" ON ITEM 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark **"FOR ALL EXCEPT"** and fill in the circle next to the nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To approve in an advisory vote the compensation of the named executive officers.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3. To recommend in an advisory vote the frequency of stockholder votes on named executive officer compensation.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Ratification of Ernst & Young as independent auditors for fiscal year 2020.	☐	☐	☐

5. As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTORS IN ITEM 1, "FOR" ITEMS 2 AND 4 AND FOR "1 YEAR" IN ITEM 3.

VOTE BY PROXY CARD: DATE, SIGN AND RETURN TO PROXY SERVICES, AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NEW YORK 11219.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

MAGELLAN HEALTH, INC.

June 17, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2020. The company's proxy statement and form of proxy for its 2020 Annual Meeting of Stockholders, to be held at 7:30 a.m., Central Time, on June 17, 2020, at Five Cowboys Way, Suite 300, Frisco, Texas 75034, and its 2019 Annual Report to Stockholders, are available on the company's website at http://www.astproxyportal.com/ast/25120

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20930403000000000000 9 061720

THE DIRECTORS RECOMMEND A VOTE "FOR" THE DIRECTORS IN ITEM 1 AND "FOR" ITEMS 2 AND 4 AND FOR "1 YEAR" ON ITEM 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To approve in an advisory vote the compensation of the named executive officers.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3. To recommend in an advisory vote the frequency of stockholder votes on named executive officer compensation.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Ratification of Ernst & Young as independent auditors for fiscal year 2020.	☐	☐	☐

5. As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTORS IN ITEM 1, "FOR" ITEMS 2 AND 4 AND FOR "1 YEAR" IN ITEM 3.

VOTE BY PROXY CARD: DATE, SIGN AND RETURN TO PROXY SERVICES, AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NEW YORK 11219.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MAGELLAN HEALTH, INC.

PROXY FOR 2020 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 17, 2020

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth J. Fasola, Chief Executive Officer, and David Haddock, Secretary, and each of them, attorneys with full power of substitution, to vote as directed below all shares of common stock of Magellan Health, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2020 Annual Meeting of Stockholders to be held at Five Cowboys Way, Suite 300, Frisco, Texas 75034, on June 17, 2020, at 7:30 a.m., Central Time, and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

1.1 14475

MAGELLAN HEALTH, INC.

To Be Held On:

at Five Cowboys Way, Suite 300, Frisco, Texas 75034

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before June 7, 2020.

Please visit http://www.astproxyportal.com/ast/25120, where the following materials are available for view:

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

TO REQUEST MATERIAL: **TELEPHONE: 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers)**
E-MAIL: info@astfinancial.com
WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE: **ONLINE:** To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

MAIL: You may request a card by following the instructions above.

1. Election of Directors:

NOMINEES FOR TERMS THROUGH 2021:

Please note that you cannot use this notice to vote by mail.

2. To approve in an advisory vote the compensation of the named executive officers.
3. To recommend in an advisory vote the frequency of stockholder votes on named executive officer compensation.
4. Ratification of Ernst & Young as independent auditors for fiscal year 2020.
5. As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

THE DIRECTORS RECOMMEND A VOTE "FOR" THE DIRECTORS IN ITEM 1, "FOR" ITEMS 2 AND 4 AND FOR "1 YEAR" ON ITEM 3.